                                                             Exhibit 17(d)(v)

Prospectus
October 15, 2002

Waddell & Reed Advisors Funds

EQUITY FUNDS
Accumulative Fund
International Growth Fund
New Concepts Fund
Science and Technology Fund
Small Cap Fund
Vanguard Fund

The Securities and Exchange Commission has not approved
or disapproved the Funds' securities, or determined whether
this Prospectus is accurate or adequate. It is a criminal offense to state otherwise.

CONTENTS
3    AN OVERVIEW OF THE FUNDS
3    ACCUMULATIVE FUND
10   INTERNATIONAL GROWTH FUND
17   NEW CONCEPTS FUND
24   SCIENCE AND TECHNOLOGY FUND
31   SMALL CAP FUND
38   VANGUARD FUND
45   INVESTMENT PRINCIPLES OF THE FUNDS
45        Investment Goals, Principal Strategies and Other Investments
49        Risk Considerations of Principal Strategies and Other Investments
51   YOUR ACCOUNT
51        Choosing a Share Class
59        Ways to Set Up Your Account
61        Buying Shares
64        Selling Shares
70        Distributions and Taxes
72   THE MANAGEMENT OF THE FUNDS
72        Portfolio Management
74        Management Fee
76   FINANCIAL HIGHLIGHTS

AN OVERVIEW OF THE FUND

GOALS

Waddell & Reed Advisors
Accumulative Fund

(formerly United Accumulative Fund(R))
seeks capital growth, with current income
as a secondary goal.

Principal Strategies

Accumulative Fund invests primarily in common stocks of largely capitalized
U.S. and foreign companies. The Fund may invest in companies of any size and of any industry in order to achieve its primary goal of growth. The Fund may periodically emphasize a blend of value and growth potential in selecting stocks. Value stocks are those that Waddell & Reed Investment Management
Company (WRIMCO), the Fund's investment manager, believes are currently selling below their true worth. A stock has growth potential if, in WRIMCO's opinion, the earnings of the company are likely to grow faster than the economy.

WRIMCO attempts to select securities with appreciation possibilities by looking at many factors, including:

*   stability and predictability of earnings growth

*   acceleration of earnings and/or revenue

*   improvement in profitability

*   potential turnaround opportunities

In general, in determining whether to sell a security, WRIMCO uses the same type of analysis that it uses in buying securities in order to determine whether the security has ceased to offer significant growth potential. WRIMCO may also sell a security to take advantage of more attractive investment opportunities or to raise cash.

Principal Risks of Investing in the Fund

A variety of factors can affect the investment performance of Accumulative
Fund. These include:

*   the mix of securities in the Fund's portfolio, particularly the relative weightings in, and exposure to, different sectors of the economy

*   adverse stock and bond market conditions, sometimes in response to general economic or industry news, that may cause the prices of the
    Fund's holdings to fall as part of a broad market decline

*   the earnings performance, credit quality and other conditions of the companies whose securities the Fund holds

*   WRIMCO's skill in evaluating and selecting securities for the Fund

Market risk for small to medium sized companies may be greater than the market risk for large companies. Smaller companies are more likely to have limited financial resources and inexperienced management. As well, stocks of smaller companies, and growth stocks in general, may experience volatile trading and price fluctuations.

An investment in foreign securities presents additional risks such as currency fluctuations and political or economic conditions affecting the foreign country.

As with any mutual fund, the value of the Fund's shares will change, and you could lose money on your investment. An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance
Corporation or any other government agency.

Who May Want to Invest

Accumulative Fund is designed for investors seeking long-term investment growth not by seeking to maximize the upside potential of the market but rather by seeking to reduce potential risk in a declining market. You should consider whether the Fund fits your particular investment objectives.

PERFORMANCE

Accumulative Fund

The bar chart and performance table below provide some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and by showing how the Fund's average annual total returns for the periods shown compare with those of a broad measure of market performance and a peer group average.

*   The bar chart presents the average annual total returns for Class A and shows how performance has varied from year to year over the past ten years.

*   The bar chart does not reflect any sales charge that you may be required to pay upon purchase of the Fund's Class A shares. If the sales charge were included, the returns would be less than those shown.

*   The bar chart and the performance table assume payment of dividends and other distributions in shares. As with all mutual funds, the Fund's past performance (before and after taxes) does not necessarily indicate how it will perform in the future.

Note that the performance information in the bar chart and performance table is based on calendar-year periods, while the information shown in the
Financial Highlights section of this Prospectus and in the Fund's shareholder reports is based on the Fund's fiscal year.

Because of ongoing market volatility, the Fund's performance may be subject to substantial short-term fluctuation and current performance may be different than the results shown herein. Please check the Waddell & Reed web site at www.waddell.com for more current performance information.

Chart Of Year-By-Year Returns

as of December 31 each year (%)

1992                    14.04%
1993                     9.06%
1994                     0.04%
1995                    34.21%
1996                    12.18%
1997                    29.58%
1998                    22.62%
1999                    25.72%
2000                    20.16%
2001                   -15.45%

In the period shown in the chart, the highest quarterly return was 24.90%
(the fourth quarter of 1999) and the lowest quarterly return was -12.59% (the first quarter of 2001). The Class A return for the year through September 30,
2002 was -24.75%.

Average Annual Total Returns

The table below compares the Fund's average annual total returns to that of a broad-based securities market index that is unmanaged, and to a Lipper average that is a composite of mutual funds with goals similar to that of the
Fund. The Fund's returns include the maximum sales charge for Class A shares
(5.75%) and the applicable contingent deferred sales charge (CDSC) for Class
B and Class C shares, treat dividend and capital gain distributions as reinvested and assume you sold your shares at the end of each period (unless otherwise noted).

The table also shows average annual returns, for Class A shares, on a before tax and after-tax basis. Return Before Taxes shows the actual change in the value of the Fund shares over the periods shown, but does not reflect the impact of taxes on Fund distributions or the sale of Fund shares. The two after-tax returns take into account taxes that may be associated with owning
Fund shares. Return After Taxes on Distributions is a Fund's actual performance, adjusted by the effect of taxes on distributions made by the
Fund during the period shown. Return After Taxes on Distributions and Sale of
Fund Shares is further adjusted to reflect the tax impact on any change in the value of Fund shares as if they had been sold on the last day of the period.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts, or to shares held by non-
taxable entities.

After-tax returns are shown only for Class A shares. After-tax returns for other Classes may vary.

Average Annual Total Returns

                                                     5 Years       10 Years
                                                   (or Life       (or Life
as of December 31, 2001 (%)            1 Year      of Class)      of Class)

Class A

Before Taxes                          -20.31%         13.85%         13.63%

After Taxes on Distributions          -23.38%          7.47%          8.28%

After Taxes on Distributions
 and Sale of Fund Shares             -10.40%[1]        9.91%          9.59%

Class Y (began on 7-11-1995)

Before Taxes                          -15.28%         15.39%         15.68%

Class B (began on 10-4-1999)

Before Taxes                          -19.31%          8.46%

Class C (began on 10-6-1999)

Before Taxes                          -16.42%          8.73%

Indexes

S&P 500 Index[2]
                                      -11.91%         10.69%         12.94%

Lipper Multi-Cap Core
Funds Universe Average[3]
                                      -10.89%          9.58%         11.93%

[1]After Tax returns may be better than Before Tax returns due to an assumed tax benefit from losses on a sale of the Fund's shares at the end of the period.

[2]Reflects no deduction for fees, expenses or taxes.

[3]Lipper Average is net of fees and expenses.

FEES AND EXPENSES

Accumulative Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund:

Shareholder Fees

(fees paid directly from         Class A     Class B    Class C     Class Y
your investment)                  Shares      Shares     Shares      Shares

Maximum Sales Charge
(Load) Imposed on
Purchases (as a percentage
of offering price)                 5.75%        None       None        None

Maximum Deferred
Sales Charge (Load)[1]
(as a percentage of lesser
of amount invested or
redemption value)                None[2]
                                                  5%         1%        None

Annual Fund Operating Expenses

(expenses that are deducted      Class A     Class B    Class C     Class Y
from Fund assets)                 Shares      Shares     Shares      Shares

Management Fees                    0.67%       0.67%      0.67%       0.67%
Distribution and Service
(12b-1) Fees                       0.25%       1.00%      1.00%        None

Other Expenses[3]
                                   0.19%       0.54%      0.40%       0.19%

Total Annual Fund
Operating Expenses[3]              1.11%       2.21%      2.07%       0.86%

[1]The CDSC which is imposed on the lesser of amount invested or redemption value of Class B shares, declines from 5% for redemptions made within the first year of purchase, to 4% for redemptions made within the second year, to
3% for redemptions made within the third and fourth years, to 2% for redemptions made within the fifth year, to 1% for redemptions made within the sixth year and to 0% for redemptions made after the sixth year. For Class C shares, a 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after purchase. Solely for purposes of determining the number of months or years from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.

[2]A 1% CDSC may be imposed on purchases of $2 million or more of Class A shares that are redeemed within twelve months of purchase.

[3]Other Expenses and Total Annual Fund Operating Expenses have been restated
to reflect the change in shareholder servicing fees effective December 1,
2001; otherwise, expense ratios are based on other Fund-level expenses of the
Fund for the fiscal year ended June 30, 2002. Actual expenses may be greater or less than those shown.

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds. The example assumes that (a) you invest $10,000 in the particular class of shares for each time period specified, (b) your investment has a 5% return each year, and (c) the expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If shares are redeemed
at end of period:                 1 Year     3 Years    5 Years    10 Years

Class A Shares                      $682        $908     $1,151      $1,849

Class B Shares                      $624        $991     $1,285      $2,263[1]

Class C Shares                      $210        $649     $1,114      $2,400

Class Y Shares                      $ 88        $274       $477      $1,061

If shares are not redeemed
at end of period:                 1 Year     3 Years    5 Years    10 Years

Class A Shares                      $682        $908     $1,151      $1,849

Class B Shares                      $224        $691     $1,185      $2,263[1]

Class C Shares                      $210        $649     $1,114      $2,400

Class Y Shares                      $ 88        $274       $477      $1,061

[1]Reflects annual operating expenses of Class A shares after conversion of
Class B shares into Class A shares 8 years after the month in which the shares were purchased.

AN OVERVIEW OF THE FUND

GOALS

Waddell & Reed Advisors International Growth Fund, Inc.

(formerly United International Growth Fund, Inc.(R)) seeks, as a primary goal, long-term appreciation of capital. As a secondary goal, the Fund seeks current income.

Principal Strategies

International Growth Fund seeks to achieve its goals by investing primarily in common stocks of foreign companies that WRIMCO believes have the potential for long-term growth represented by economic expansion within a country or region, as well as the privatization and/or the restructuring of particular industries. The Fund emphasizes growth stocks, which are securities of companies whose earnings WRIMCO believes are likely to grow faster than the economy. The Fund primarily invests in issuers of developed countries, and the Fund may invest in companies of any size.

WRIMCO may look at a number of factors in selecting securities for the Fund's portfolio. These include:

*   a company's growth and earnings potential

*   management of the company

*   industry position of the company

*   strength of the industry

*   applicable economic, market and political conditions of the country in which the company is located

Generally, in determining whether to sell a security, WRIMCO uses the same type of analysis that it uses in buying securities of that type. For example,
WRIMCO may sell a security if it believes the security no longer offers significant growth potential, if it believes the management of the company has weakened, and/or there exists political or economic instability in the issuer's country. WRIMCO may also sell a security to take advantage of more attractive investment opportunities or to raise cash.

Principal Risks of Investing in the Fund

A variety of factors can affect the investment performance of International
Growth Fund. These include:

*   changes in foreign currency exchange rates, which may affect the value of the securities the Fund holds

*   adverse stock and bond market conditions, sometimes in response to general economic or industry news, that may cause the prices of the
    Fund's holdings to fall as part of a broad market decline

*   the earnings performance, credit quality and other conditions of the issuers whose securities the Fund holds

*   WRIMCO's skill in evaluating and selecting securities for the Fund

Investing in foreign securities presents additional risks, such as currency fluctuations and political or economic conditions affecting the foreign country. Accounting and disclosure standards also differ from country to country, which makes obtaining reliable research information more difficult.
There is the possibility that, under unusual international monetary or political conditions, the Fund's assets might be more volatile than would be the case with other investment choices.

Market risk for small or medium sized companies may be greater than that for large companies. For example, smaller companies are more likely to have limited financial resources, limited product lines or inexperienced management.

As with any mutual fund, the value of the Fund's shares will change, and you could lose money on your investment. An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance
Corporation or any other government agency.

Who May Want to Invest

International Growth Fund is designed for investors seeking long-term appreciation of capital by investing primarily in securities issued by foreign companies. You should consider whether the Fund fits your particular investment objectives.

PERFORMANCE

International Growth Fund

The bar chart and performance table below provide some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and by showing how the Fund's average annual total returns for the periods shown compare with those of a broad measure of market performance and a peer group average.

*   The bar chart presents the average annual total returns for Class A and shows how performance has varied from year to year over the past ten years.

*   The bar chart does not reflect any sales charge that you may be required to pay upon purchase of the Fund's Class A shares. If the sales charge were included, the returns would be less than those shown.

*   The bar chart and the performance table assume payment of dividends and other distributions in shares. As with all mutual funds, the Fund's past performance (before and after taxes) does not necessarily indicate how it will perform in the future.

Note that the performance information in the bar chart and performance table is based on calendar-year periods, while the information shown in the
Financial Highlights section of this Prospectus and in the Fund's shareholder reports is based on the Fund's fiscal year.

Because of ongoing market volatility, the Fund's performance may be subject to substantial short-term fluctuation and current performance may be different than the results shown herein. Please check the Waddell & Reed web site at www.waddell.com for more current performance information.

Chart Of Year-By-Year Returns

as of December 31 each year (%)

1992                    -0.67%
1993                    46.56%
1994                     1.81%
1995                     8.09%
1996                    18.23%
1997                    17.38%
1998                    21.41%
1999                    57.04%
2000                   -24.94%
2001                   -22.36%

In the period shown in the chart, the highest quarterly return was 46.67%
(the fourth quarter of 1999) and the lowest quarterly return was -17.30% (the third quarter of 1998). The Class A return for the year through September 30,
2002 was -22.31%.

Average Annual Total Returns

The table below compares the Fund's average annual total returns to that of a broad-based securities market index that is unmanaged, and to a Lipper average that is a composite of mutual funds with goals similar to that of the
Fund. The Fund's returns include the maximum sales charge for Class A shares
(5.75%) and the applicable CDSC for Class B and Class C shares, treat dividend and capital gain distributions as reinvested and assume you sold your shares at the end of each period (unless otherwise noted).

The table also shows average annual returns, for Class A shares, on a before tax and after-tax basis. Return Before Taxes shows the actual change in the value of the Fund shares over the periods shown, but does not reflect the impact of taxes on Fund distributions or the sale of Fund shares. The two after-tax returns take into account taxes that may be associated with owning
Fund shares. Return After Taxes on Distributions is a Fund's actual performance, adjusted by the effect of taxes on distributions made by the
Fund during the period shown. Return After Taxes on Distributions and Sale of
Fund Shares is further adjusted to reflect the tax impact on any change in the value of Fund shares as if they had been sold on the last day of the period.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts, or to shares held by non-
taxable entities.

After-tax returns are shown only for Class A shares. After-tax returns for other Classes may vary.

Average Annual Total Returns

                                                     5 Years       10 Years
                                                   (or Life       (or Life
as of December 31, 2001 (%)            1 Year      of Class)      of Class)

Class A

Before Taxes                          -26.82%          4.22%          8.77%

After Taxes on Distributions          -27.04%          0.33%          5.72%

After Taxes on Distributions
and Sale of Fund Shares               -16.24%[1]       3.40%          6.99%
Class Y (began on 9-27-1995)

Before Taxes                          -22.04%          5.80%          6.88%

Class B (began on 10-4-1999)

Before Taxes                          -26.52%         -9.80%

Class C (began on 10-5-1999)

Before Taxes                          -23.24%         -8.70%

Indexes

Morgan Stanley Capital
International E.A.FE. Index[2]
                                      -21.44%          0.89%          4.46%
Lipper International Funds
Universe Average[3]
                                      -21.71%          1.94%          6.17%

[1]After Tax returns may be better than Before Tax returns due to an assumed tax benefit from losses on a sale of the Fund's shares at the end of the period.

[2]Reflects no deduction for fees, expenses or taxes.

[3]Lipper Average is net of fees and expenses.

FEES AND EXPENSES

International Growth Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund:

Shareholder Fees

(fees paid directly from         Class A     Class B    Class C     Class Y
your investment)                  Shares      Shares     Shares      Shares

Maximum Sales Charge
(Load) Imposed on
Purchases (as a percentage
of offering price)                 5.75%        None       None        None

Maximum Deferred
Sales Charge (Load)[1]
(as a percentage of lesser
of amount invested or
redemption value)                None[2]          5%         1%        None

Annual Fund Operating Expenses

(expenses that are deducted      Class A     Class B    Class C     Class Y
from Fund assets)                 Shares      Shares     Shares      Shares

Management Fees                    0.85%       0.85%      0.85%       0.85%
Distribution and Service
(12b-1) Fees                       0.25%       1.00%      1.00%        None

Other Expenses[3]                  0.52%       1.17%      0.71%       0.30%

Total Annual Fund
Operating Expenses[3]              1.62%       3.02%      2.56%       1.15%

[1]The CDSC which is imposed on the lesser of amount invested or redemption value of Class B shares, declines from 5% for redemptions made within the first year of purchase, to 4% for redemptions made within the second year, to
3% for redemptions made within the third and fourth years, to 2% for redemptions made within the fifth year, to 1% for redemptions made within the sixth year and to 0% for redemptions made after the sixth year. For Class C shares, a 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after purchase. Solely for purposes of determining the number of months or years from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.

[2]A 1% CDSC may be imposed on purchases of $2 million or more of Class A shares that are redeemed within twelve months of purchase.

[3]Other Expenses and Total Annual Fund Operating Expenses have been restated
to reflect the change in shareholder servicing fees effective December 1,
2001; otherwise, expense ratios are based on other Fund-level expenses of the
Fund for the fiscal year ended June 30, 2002. Actual expenses may be greater or less than those shown.

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds. The example assumes that (a) you invest $10,000 in the particular class of shares for each time period specified, (b) your investment has a 5% return each year, and (c) the expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If shares are redeemed
at end of period:                 1 Year     3 Years    5 Years    10 Years

Class A Shares                      $730      $1,057     $1,406      $2,386

Class B Shares                      $705      $1,233     $1,687      $3,004[1]

Class C Shares                      $259       $ 796     $1,360      $2,895

Class Y Shares                      $117       $ 365      $ 633      $1,398

If shares are not redeemed
at end of period:                 1 Year     3 Years    5 Years    10 Years

Class A Shares                      $730      $1,057     $1,406      $2,386

Class B Shares                      $305       $ 933     $1,587      $3,004[1]

Class C Shares                      $259       $ 796     $1,360      $2,895

Class Y Shares                      $117       $ 365      $ 633      $1,398

1Reflects annual operating expenses of Class A shares after conversion of
Class B shares into Class A shares 8 years after the month in which the shares were purchased.

AN OVERVIEW OF THE FUND

GOAL

Waddell & Reed Advisors
New Concepts Fund, Inc.

(formerly United New Concepts Fund, Inc.(R)) seeks the growth of your investment.

Principal Strategies

New Concepts Fund seeks to achieve its goal by investing primarily in common stocks of U.S. and foreign companies whose market capitalizations are within the range of capitalizations of companies comprising the Russell Mid-Cap
Growth Index (Russell Mid-Cap) and that WRIMCO believes offer above-average growth potential.

In selecting companies, WRIMCO may look at a number of factors, such as:

*   new or innovative products or services

*   adaptive or creative management

*   strong financial and operational capabilities to sustain growth

*   market potential

*   profit potential

Generally, in determining whether to sell a stock, WRIMCO uses the same type of analysis that it uses when buying stocks. For example, WRIMCO may sell a holding if the company no longer meets the desired capitalization range or if the company position weakens in the industry or market. WRIMCO may also sell a security to take advantage of more attractive investment opportunities or to raise cash.

Principal Risks of Investing in the Fund

A variety of factors can affect the investment performance of New Concepts
Fund. These include:

*   the earnings performance, credit quality and other conditions of the companies whose securities the Fund holds

*   adverse stock and bond market conditions, sometimes in response to general economic or industry news, that may cause the prices of the
    Fund's holdings to fall as part of a broad market decline

*   the mix of securities in the Fund's portfolio, particularly the relative weightings in, and exposure to, different sectors of the economy

*   the skill of WRIMCO in evaluating and selecting securities for the Fund

Market risk for medium sized companies may be greater than that for large companies. Medium sized companies may have limited financial resources and less experienced management compared to large companies. Stocks of medium sized companies may experience volatile trading and price fluctuations.

The Fund may invest, to a lesser extent, in foreign securities, which present additional risks such as currency fluctuations and political or economic conditions affecting the foreign country.

As with any mutual fund, the value of the Fund's shares will change, and you could lose money on your investment. An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance
Corporation or any other government agency.

Who May Want to Invest

New Concepts Fund is designed for investors who are willing to accept greater risks than are present with many other mutual funds. The Fund is not intended for investors who desire assured income and conservation of capital. You should consider whether the Fund fits your particular investment objectives.

PERFORMANCE

New Concepts Fund

The bar chart and performance table below provide some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and by showing how the Fund's average annual total returns for the periods shown compare with those of a broad measure of market performance and a peer group average.

*   The bar chart presents the average annual total returns for Class A and shows how performance has varied from year to year over the past ten years.

*   The bar chart does not reflect any sales charge that you may be required to pay upon purchase of the Fund's Class A shares. If the sales charge were included, the returns would be less than those shown.

*   The bar chart and the performance table assume payment of dividends and other distributions in shares. As with all mutual funds, the Fund's past performance (before and after taxes) does not necessarily indicate how it will perform in the future.

Note that the performance information in the bar chart and performance table is based on calendar-year periods, while the information shown in the
Financial Highlights section of this Prospectus and in the Fund's shareholder reports is based on the Fund's fiscal year.

Because of ongoing market volatility, the Fund's performance may be subject to substantial short-term fluctuation and current performance may be different than the results shown herein. Please check the Waddell & Reed web site at www.waddell.com for more current performance information.

Chart Of Year-By-Year Returns

as of December 31 each year (%)

1992                     5.47%
1993                    10.75%
1994                    11.30%
1995                    33.94%
1996                     4.57%
1997                    16.74%
1998                    38.70%
1999                 63.42[1]%
2000                   -14.97%
2001                   -18.05%

[1] A substantial portion of the Fund's returns during this period is attributable to investments in initial public offerings (IPOs). No assurance can be given that the Fund will continue to be able to invest in IPOs to the same extent as it has in the past or that future IPOs in which the Fund invests will have as equally beneficial impact on performance.

In the period shown in the chart, the highest quarterly return was 46.17%
(the fourth quarter of 1999) and the lowest quarterly return was -21.54% (the third quarter of 2001). The Class A return for the year through September 30,
2002 was -32.02%.

Average Annual Total Returns

The table below compares the Fund's average annual total returns to that of a broad-based securities market index that is unmanaged, and to a Lipper average that is a composite of mutual funds with goals similar to that of the
Fund. The Fund's returns include the maximum sales charge for Class A shares
(5.75%) and the applicable CDSC for Class B and Class C shares, treat dividend and capital gain distributions as reinvested and assume you sold your shares at the end of each period (unless otherwise noted).

The table also shows average annual returns, for Class A shares, on a before tax and after-tax basis. Return Before Taxes shows the actual change in the value of the Fund shares over the periods shown, but does not reflect the impact of taxes on Fund distributions or the sale of Fund shares. The two after-tax returns take into account taxes that may be associated with owning
Fund shares. Return After Taxes on Distributions is a Fund's actual performance, adjusted by the effect of taxes on distributions made by the
Fund during the period shown. Return After Taxes on Distributions and Sale of
Fund Shares is further adjusted to reflect the tax impact on any change in the value of Fund shares as if they had been sold on the last day of the period.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts, or to shares held by non-
taxable entities.

After-tax returns are shown only for Class A shares. After-tax returns for other Classes may vary.

Average Annual Total Returns

                                                    5 Years       10 Years
                                                   (or Life       (or Life
as of December 31, 2001 (%)            1 Year      of Class)      of Class)

Class A

Before Taxes                          -22.77%         11.69%         12.11%

After Taxes on Distributions          -22.79%          8.75%         10.07%

After Taxes on Distributions
and Sale of Fund Shares            -13.83%[1]          9.76%         10.17%

Class Y (began on 9-6-1995)

Before Taxes                          -17.81%         13.39%         11.53%

Class B (began on 10-4-1999)

Before Taxes                          -22.35%         -1.70%

Class C (began on 10-4-1999)

Before Taxes                          -19.10%         -0.68%

Indexes

Russell Mid-Cap Growth Index[2]       -20.22%          9.02%         11.11%

Lipper Mid-Cap Growth Funds
Universe Average[3]                   -21.17%          7.64%          9.88%

[1]After Tax returns may be better than Before Tax returns due to an assumed tax benefit from losses on a sale of the Fund's shares at the end of the period.

[2]Reflects no deduction for fees, expenses or taxes.

[3]Lipper Average is net of fees and expenses.

FEES AND EXPENSES

New Concepts Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund:

Shareholder Fees

(fees paid directly from         Class A     Class B    Class C     Class Y
your investment)                  Shares      Shares     Shares      Shares

Maximum Sales Charge
(Load) Imposed on
Purchases (as a percentage
of offering price)                 5.75%        None       None        None

Maximum Deferred
Sales Charge (Load)[1]
(as a percentage of lesser
of amount invested or
redemption value)                None[2]          5%         1%        None

Annual Fund Operating Expenses

(expenses that are deducted      Class A     Class B    Class C     Class Y
from Fund assets)                 Shares      Shares     Shares      Shares

Management Fees                    0.85%       0.85%      0.85%       0.85%

Distribution and Service
(12b-1) Fees                       0.25%       1.00%      1.00%        None

Other Expenses[3]                  0.42%       0.95%      0.88%       0.21%

Total Annual Fund
Operating Expenses[3]              1.52%       2.80%      2.73%       1.06%

[1]The CDSC which is imposed on the lesser of amount invested or redemption value of Class B shares, declines from 5% for redemptions made within the first year of purchase, to 4% for redemptions made within the second year, to
3% for redemptions made within the third and fourth years, to 2% for redemptions made within the fifth year, to 1% for redemptions made within the sixth year and to 0% for redemptions made after the sixth year. For Class C shares, a 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after purchase. Solely for purposes of determining the number of months or years from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.

[2]A 1% CDSC may be imposed on purchases of $2 million or more of Class A shares that are redeemed within twelve months of purchase.

[3]Other Expenses and Total Annual Fund Operating Expenses have been restated
to reflect the change in shareholder servicing fees effective December 1,
2001; otherwise, expense ratios are based on other Fund-level expenses of the
Fund for the fiscal year ended June 30, 2002. Actual expenses may be greater or less than those shown.

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds. The example assumes that (a) you invest $10,000 in the particular class of shares for each time period specified, (b) your investment has a 5% return each year, and (c) the expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If shares are redeemed
at end of period:                 1 Year     3 Years    5 Years    10 Years

Class A Shares                      $721      $1,028     $1,356      $2,283

Class B Shares                      $683      $1,168     $1,579   $2,818[1]

Class C Shares                      $276       $ 847     $1,445      $3,061

Class Y Shares                      $108       $ 337      $ 585      $1,294

If shares are not redeemed
at end of period:                 1 Year     3 Years    5 Years    10 Years

Class A Shares                      $721      $1,028     $1,356      $2,283

Class B Shares                      $283       $ 868     $1,479   $2,818[1]

Class C Shares                      $276       $ 847     $1,445      $3,061

Class Y Shares                      $108       $ 337      $ 585      $1,294

[1]Reflects annual operating expenses of Class A shares after conversion of
Class B shares into Class A shares 8 years after the month in which the shares were purchased.

AN OVERVIEW OF THE FUND

GOAL

Waddell & Reed Advisors
Science and Technology Fund

(formerly United Science and Technology Fund(R)) seeks long-term capital growth.

Principal Strategies

Science and Technology Fund seeks to achieve its goal of growth by concentrating its investments primarily in the equity securities of U.S. and foreign science and technology companies. Science and technology companies are companies whose products, processes or services, in the opinion of
WRIMCO, are being or are expected to be significantly benefited by the use or commercial application of scientific or technological developments or discoveries. As well, the Fund may invest in companies that utilize science and/or technology to improve their existing business even though the business is not within the science and technology industries. The Fund may invest in companies of any size.

WRIMCO typically emphasizes growth potential in selecting stocks; that is,
WRIMCO seeks companies in which earnings are likely to grow faster than the economy. WRIMCO may look at a number of factors in selecting securities for the Fund's portfolio. These include the issuer's:

*   growth potential

*   earnings potential

*   management

*   industry position

*   applicable economic and market conditions

Generally, in determining whether to sell a security, WRIMCO uses the same type of analysis that it uses in buying securities in order to determine whether the security has ceased to offer significant growth potential, has become overvalued and/or whether the company prospects of the issuer have deteriorated. WRIMCO may also sell a security to take advantage of more attractive investment opportunities or to raise cash.

Principal Risks of Investing in the Fund

A variety of factors can affect the investment performance of Science and
Technology Fund. These include:

*   the mix of securities in the Fund's portfolio, particularly the relative weightings in, and exposure to, different sectors of the science and technology industries

*   the volatility of securities of science and technology companies due, in part, to the competitiveness of the industry

*   rapid obsolescence of products or processes of companies in which the
    Fund invests

*   government regulation in the science and technology industries

*   the earnings performance, credit quality and other conditions of the companies whose securities the Fund holds

*   adverse stock and bond market conditions, sometimes in response to general economic or industry news, that may cause the prices of the
    Fund's holdings to fall as part of a broad market decline

*   WRIMCO's skill in evaluating and selecting securities for the Fund

Market risk for small to medium sized companies may be greater than that for large companies. Smaller companies are more likely to have limited financial resources and inexperienced management. As well, stocks of smaller companies may experience volatile trading and price fluctuations.

The Fund may invest, to a lesser extent, in foreign securities. Investments in foreign securities present additional risks such as currency fluctuations and political or economic conditions affecting the foreign country.

As with any mutual fund, the value of the Fund's shares will change, and you could lose money on your investment. An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance
Corporation or any other government agency.

Who May Want to Invest

Science and Technology Fund is designed for investors who seek long-term capital growth by investing in an actively managed Fund that concentrates in securities of science and technology companies. This Fund is not suitable for all investors. You should consider whether the Fund fits your particular investment objectives.

PERFORMANCE

Science and Technology Fund

The bar chart and performance table below provide some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and by showing how the Fund's average annual total returns for the periods shown compare with those of a broad measure of market performance and a peer group average.

*   The bar chart presents the average annual total returns for Class A and shows how performance has varied from year to year over the past ten years.

*   The bar chart does not reflect any sales charge that you may be required to pay upon purchase of the Fund's Class A shares. If the sales charge were included, the returns would be less than those shown.

*   The bar chart and the performance table assume payment of dividends and other distributions in shares. As with all mutual funds, the Fund's past performance (before and after taxes) does not necessarily indicate how it will perform in the future.

Note that the performance information in the bar chart and performance table is based on calendar-year periods, while the information shown in the
Financial Highlights section of this Prospectus and in the Fund's shareholder reports is based on the Fund's fiscal year.

Because of ongoing market volatility, the Fund's performance may be subject to substantial short-term fluctuation and current performance may be different than the results shown herein. Please check the Waddell & Reed web site at www.waddell.com for more current performance information.

Chart Of Year-By-Year Returns

as of December 31 each year (%)

1992                    -4.03%
1993                     8.51%
1994                     9.78%
1995                    55.37%
1996                     8.35%
1997                     7.22%
1998                    59.31%
1999                   102.93%
2000                   -13.97%
2001                   -13.42%

In the period shown in the chart, the highest quarterly return was 61.66%
(the fourth quarter of 1999) and the lowest quarterly return was -19.91% (the first quarter of 2001). The Class A return for the year through September 30,
2002 was -28.62%.

Average Annual Total Returns

The table below compares the Fund's average annual total returns to that of broad-based securities market indexes that are unmanaged, and to a Lipper average that is a composite of mutual funds with goals similar to that of the
Fund. The Fund's returns include the maximum sales charge for Class A shares
(5.75%) and the applicable CDSC for Class B and Class C shares, treat dividend and capital gain distributions as reinvested and assume you sold your shares at the end of each period (unless otherwise noted).

The table also shows average annual returns, for Class A shares, on a before tax and after-tax basis. Return Before Taxes shows the actual change in the value of the Fund shares over the periods shown, but does not reflect the impact of taxes on Fund distributions or the sale of Fund shares. The two after-tax returns take into account taxes that may be associated with owning
Fund shares. Return After Taxes on Distributions is a Fund's actual performance, adjusted by the effect of taxes on distributions made by the
Fund during the period shown. Return After Taxes on Distributions and Sale of
Fund Shares is further adjusted to reflect the tax impact on any change in the value of Fund shares as if they had been sold on the last day of the period.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts, or to shares held by non-
taxable entities.

After-tax returns are shown only for Class A shares. After-tax returns for other Classes may vary.

Average Annual Total Returns

                                                     5 Years       10 Years
                                                    (or Life       (or Life
as of December 31, 2001 (%)            1 Year      of Class)      of Class)

Class A

Before Taxes                          -18.39%         19.47%         16.70%

After Taxes on Distributions          -24.65%         10.25%         13.42%

After Taxes on Distributions
and Sale of Fund Shares            -14.50%[1]         12.26%         13.96%

Class Y (began on 2-27-1996)

Before Taxes                          -13.11%         21.23%         18.53%

Class B (began on 10-4-1999)

Before Taxes                          -17.98%          5.58%

Class C (began on 10-4-1999)

Before Taxes                          -14.62%          6.50%

Indexes

S&P 400 Industrials Index[2]
                                      -11.65%         10.34%         12.53%

Goldman Sachs Technology
Industry Composite Index[2]           -28.57%         11.87%

Lipper Science & Technology
Funds Universe Average[3]             -37.55%          9.36%         17.34%

[1]After Tax returns may be better than Before Tax returns due to an assumed tax benefit from losses on a sale of the Fund's shares at the end of the period.

[2]Reflects no deduction for fees, expenses or taxes.

[3]Lipper Average is net of fees and expenses.

FEES AND EXPENSES

Science and Technology Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund:

Shareholder Fees

(fees paid directly from         Class A     Class B    Class C     Class Y
your investment)                  Shares      Shares     Shares      Shares

Maximum Sales Charge
(Load) Imposed on
Purchases (as a percentage
of offering price)                 5.75%        None       None        None

Maximum Deferred
Sales Charge (Load)[1]
(as a percentage of lesser
of amount invested or
redemption value)                None[2]          5%         1%        None

Annual Fund Operating Expenses

(expenses that are deducted      Class A     Class B    Class C     Class Y
from Fund assets)                 Shares      Shares     Shares      Shares

Management Fees                    0.83%       0.83%      0.83%       0.83%

Distribution and Service
(12b-1) Fees                       0.25%       1.00%     1.00%         None

Other Expenses[3]                  0.31%       1.02%      0.99%       0.20%

Total Annual Fund
Operating Expenses[3]              1.39%       2.85%      2.82%       1.03%

[1]The CDSC which is imposed on the lesser of amount invested or redemption value of Class B shares, declines from 5% for redemptions made within the first year of purchase, to 4% for redemptions made within the second year, to
3% for redemptions made within the third and fourth years, to 2% for redemptions made within the fifth year, to 1% for redemptions made within the sixth year and to 0% for redemptions made after the sixth year. For Class C shares, a 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after purchase. Solely for purposes of determining the number of months or years from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.

[2]A 1% CDSC may be imposed on purchases of $2 million or more of Class A shares that are redeemed within twelve months of purchase.

[3]Other Expenses and Total Annual Fund Operating Expenses have been restated
to reflect the change in shareholder servicing fees effective December 1,
2001; otherwise, expense ratios are based on other Fund-level expenses of the
Fund for the fiscal year ended June 30, 2002. Actual expenses may be greater or less than those shown.

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds. The example assumes that (a) you invest $10,000 in the particular class of shares for each time period specified, (b) your investment has a 5% return each year, and (c) the expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If shares are redeemed
at end of period:                 1 Year     3 Years    5 Years    10 Years

Class A Shares                      $708       $ 990     $1,292      $2,148

Class B Shares                      $688      $1,183    $1,604       $2,824[1]

Class C Shares                      $285       $ 874     $1,489      $3,147

Class Y Shares                      $105       $ 328      $ 569      $1,259

If shares are not redeemed
at end of period:                 1 Year     3 Years    5 Years    10 Years

Class A Shares                      $708       $ 990     $1,292      $2,148

Class B Shares                      $288       $ 883     $1,504      $2,824[1]

Class C Shares                      $285       $ 874     $1,489      $3,147

Class Y Shares                      $105       $ 328      $ 569      $1,259

[1]Reflects annual operating expenses of Class A shares after conversion of
Class B shares into Class A shares 8 years after the month in which the shares were purchased.

AN OVERVIEW OF THE FUND

GOAL

Waddell & Reed Advisors
Small Cap Fund, Inc.

(formerly United Small Cap Fund, Inc.(R)) seeks growth of capital.

Principal Strategies

Small Cap Fund seeks to achieve its goal by investing primarily in common stocks of domestic and foreign companies whose market capitalizations are within the range of capitalizations of companies included in the Lipper, Inc.
Small Cap Category (small cap stocks). The Fund emphasizes relatively new or unseasoned companies in their early stages of development or smaller companies positioned in new or emerging industries where there is opportunity for rapid growth.

In selecting companies, WRIMCO seeks companies whose earnings, it believes, are likely to grow faster than the economy. WRIMCO may look at a number of factors regarding a company, such as:

*    aggressive or creative management

*    technological or specialized expertise

*    new or unique products or services

*    entry into new or emerging industries

*    growth in earnings/growth in sales

*    security size and liquidity

Generally, in determining whether to sell a security, WRIMCO uses the same type of analysis that it uses in buying securities. For example, WRIMCO may sell a security if it determines that the stock no longer offers significant growth potential, which may be due to a change in the business or management of the company or a change in the industry of the company. WRIMCO may also sell a security to take advantage of more attractive investment opportunities or to raise cash.

Principal Risks of Investing in the Fund

A variety of factors can affect the investment performance of Small Cap Fund.
These include:

*   the earnings performance, credit quality and other conditions of the companies whose securities the Fund holds

*   the mix of securities in the Fund, particularly the relative weightings in, and exposure to, different sectors and industries

*   adverse stock and bond market conditions, sometimes in response to general economic or industry news, that may cause the prices of the
    Fund's holdings to fall as part of a broad market decline

*   WRIMCO's skill in evaluating and selecting securities for the Fund

Market risk for small to medium sized companies may be greater than that for large companies. Smaller companies are more likely to have limited financial resources and inexperienced management. Stock of smaller companies may also experience volatile trading and price fluctuations.

The Fund may invest in foreign securities, which present additional risks such as currency fluctuations and political or economic conditions affecting the foreign country.

Due to the nature of the Fund's permitted investments, primarily the small cap stocks of new and/or unseasoned companies, companies in their early stages of development or smaller companies in new or emerging industries, the
Fund may be subject to the following additional risks:

*   products offered may fail to sell as anticipated

*   a period of unprofitability may be experienced before a company develops the expertise and clientele to succeed in an industry

*   the company may never achieve profitability

*   economic, market and technological factors may cause the new industry itself to lose favor with the public

As with any mutual fund, the value of the Fund's shares will change, and you could lose money on your investment. An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance
Corporation or any other government agency.

Who May Want to Invest

Small Cap Fund is designed for investors willing to accept greater risks than are present with many other mutual funds. It is not intended for those investors who desire income and conservation of capital. You should consider whether the Fund fits your particular investment objectives.

PERFORMANCE

Small Cap Fund

The bar chart and performance table below provide some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and by showing how the Fund's average annual total returns for the periods shown compare with those of a broad measure of market performance and a peer group average.

*   The bar chart presents the average annual total returns for Class A and shows how performance has varied from year to year.

*   The bar chart does not reflect any sales charge that you may be required to pay upon purchase of the Fund's Class A shares. If the sales charge were included, the returns would be less than those shown.

*   The bar chart and the performance table assume payment of dividends and other distributions in shares. As with all mutual funds, the Fund's past performance (before and after taxes) does not necessarily indicate how it will perform in the future.

Note that the performance information in the bar chart and performance table is based on calendar-year periods, while the information shown in the
Financial Highlights section of this Prospectus and in the Fund's shareholder reports is based on the Fund's fiscal year.

Because of ongoing market volatility, the Fund's performance may be subject to substantial short-term fluctuation and current performance may be different than the results shown herein. Please check the Waddell & Reed web site at www.waddell.com for more current performance information.

Chart Of Year-By-Year Returns

as of December 31 each year (%)

2000                     2.86%
2001                    -3.95%

In the period shown in the chart, the highest quarterly return was 17.37%
(the first quarter of 2000) and the lowest quarterly return was -19.44% (the third quarter of 2001). The Class A return for the year through September 30,
2002 was -21.15%.

Average Annual Total Returns

The table below compares the Fund's average annual total returns to that of a broad-based securities market index that is unmanaged, and to a Lipper average that is a composite of mutual funds with goals similar to that of the
Fund. The Fund's returns include the maximum sales charge for Class A shares
(5.75%) and the applicable CDSC for Class B and Class C shares, treat dividend and capital gain distributions as reinvested and assume you sold your shares at the end of each period (unless otherwise noted).

The table also shows average annual returns, for Class A shares, on a before tax and after-tax basis. Return Before Taxes shows the actual change in the value of the Fund shares over the periods shown, but does not reflect the impact of taxes on Fund distributions or the sale of Fund shares. The two after-tax returns take into account taxes that may be associated with owning
Fund shares. Return After Taxes on Distributions is a Fund's actual performance, adjusted by the effect of taxes on distributions made by the
Fund during the period shown. Return After Taxes on Distributions and Sale of
Fund Shares is further adjusted to reflect the tax impact on any change in the value of Fund shares as if they had been sold on the last day of the period.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts, or to shares held by non-
taxable entities.

After-tax returns are shown only for Class A shares. After-tax returns for other Classes may vary.

Average Annual Total Returns

                                                                    5 Years
                                                                  (or Life
as of December 31, 2001 (%)                           1 Year      of Class)

Class A (began on 10-4-1999)

Before Taxes                                          -9.48%          6.44%

After Taxes on Distributions                          -9.50%          5.25%

After Taxes on Distributions and Sale of Fund Shares  -5.76%[1]      14.86%

Class B (began on 10-4-1999)

Before Taxes                                          -8.86%          6.91%

Class C (began on 10-4-1999)

Before Taxes                                          -4.80%          8.34%

Class Y (began on 10-4-1999)

Before Taxes                                          -3.45%          9.85%

Indexes

Russell 2000 Growth Index[2]
                                                      -9.22%      -3.93%[3]

Lipper Small-Cap Growth Funds Universe Average[4]
                                                     -10.79%       3.27%[3]

[1]After Tax returns may be better than Before Tax returns due to an assumed tax benefit from losses on a sale of the Fund's shares at the end of the period.

[2]Reflects no deduction for fees, expenses or taxes.

[3]Index comparison begins on October 31, 1999.

[4]Lipper Average is net of fees and expenses.

FEES AND EXPENSES

Small Cap Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund:

Shareholder Fees

(fees paid directly from         Class A     Class B    Class C     Class Y
your investment)                  Shares      Shares     Shares      Shares

Maximum Sales Charge
(Load) Imposed on
Purchases (as a percentage
of offering price)                 5.75%        None       None        None

Maximum Deferred
Sales Charge (Load)[1]
(as a percentage of lesser
of amount invested or
redemption value)                None[2]
                                                  5%         1%        None

Annual Fund Operating Expenses

(expenses that are deducted      Class A     Class B    Class C     Class Y
from Fund assets)                 Shares      Shares     Shares      Shares

Management Fees                    0.85%       0.85%      0.85%       0.85%

Distribution and Service
(12b-1) Fees                       0.25%       1.00%      1.00%        None

Other Expenses[3]                  0.52%       0.84%      0.57%       0.23%

Total Annual Fund
Operating Expenses[3]              1.62%       2.69%      2.42%       1.08%

[1]The CDSC which is imposed on the lesser of amount invested or redemption value of Class B shares, declines from 5% for redemptions made within the first year of purchase, to 4% for redemptions made within the second year, to
3% for redemptions made within the third and fourth years, to 2% for redemptions made within the fifth year, to 1% for redemptions made within the sixth year and to 0% for redemptions made after the sixth year. For Class C shares, a 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after purchase. Solely for purposes of determining the number of months or years from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.

[2]A 1% CDSC may be imposed on purchases of $2 million or more of Class A shares that are redeemed within twelve months of purchase.

[3]Other Expenses and Total Annual Fund Operating Expenses have been restated
to reflect the change in shareholder servicing fees effective December 1,
2001; otherwise, expense ratios are based on other Fund-level expenses of the
Fund for the fiscal year ended June 30, 2002. Actual expenses may be greater or less than those shown.

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds. The example assumes that (a) you invest $10,000 in the particular class of shares for each time period specified, (b) your investment has a 5% return each year, and (c) the expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If shares are redeemed
at end of period:                 1 Year     3 Years    5 Years    10 Years

Class A Shares                      $730      $1,057     $1,406      $2,386

Class B Shares                      $672      $1,135     $1,525      $2,760[1]

Class C Shares                      $245       $ 755     $1,291      $2,756

Class Y Shares                      $110       $ 343      $ 595      $1,317

If shares are not redeemed
at end of period:                 1 Year     3 Years    5 Years    10 Years

Class A Shares                      $730      $1,057     $1,406      $2,386

Class B Shares                      $272       $ 835     $1,425      $2,760[1]

Class C Shares                      $245       $ 755     $1,291      $2,756

Class Y Shares                      $110       $ 343      $ 595      $1,317

[1]Reflects annual operating expenses of Class A shares after conversion of
Class B shares into Class A shares 8 years after the month in which the shares were purchased.

AN OVERVIEW OF THE FUND

GOAL

Waddell & Reed Advisors
Vanguard Fund, Inc.

(formerly United Vanguard Fund, Inc.[SM]) seeks the appreciation of your investment.

Principal Strategies

Vanguard Fund seeks to achieve its goal by investing primarily in a diversified portfolio of common stocks issued by growth-oriented large to medium sized U.S. and foreign companies that WRIMCO believes have appreciation possibilities. Growth stocks are those whose earnings WRIMCO believes are likely to grow faster than the economy. Although WRIMCO anticipates the majority of the Fund's investments to be in large to medium sized companies, the Fund may invest in companies of any size.

WRIMCO attempts to select securities with appreciation possibilities by looking at many factors. These include:

*   the company's market position, product line, technological position and prospects for increased earnings

*   the management capability of the company being considered

*   the short-term and long-term outlook for the industry being analyzed

*   changes in economic and political conditions

WRIMCO may also analyze the demands of investors for the security relative to its price. Securities may be chosen when WRIMCO anticipates a development that might have an effect on the value of a security.

In general, WRIMCO may sell a security if it determines that the security no longer presents sufficient appreciation potential; this may be caused by, or be an effect of, changes in the industry of the issuer, loss by the company of its competitive position, and/or poor use of resources. WRIMCO may also sell a security to take advantage of more attractive investment opportunities or to raise cash.

Principal Risks of Investing in the Fund

A variety of factors can affect the investment performance of Vanguard Fund.
These include:

*   the earnings performance, credit quality and other conditions of the companies whose securities the Fund holds

*   the mix of securities in the Fund's portfolio, particularly the relative weightings in, and exposure to, different sectors of the economy

*   adverse stock and bond market conditions, sometimes in response to general economic or industry news, that may cause the prices of the
    Fund's holdings to fall as part of a broad market decline

*   the skill of WRIMCO in evaluating and selecting securities for the Fund

Market risk for medium sized companies may be greater than the market risk for large companies. Such companies are more likely to have limited financial resources and inexperienced management. As well, stock of these companies may experience volatile trading and price fluctuations.

The Fund may invest a portion of its assets in foreign securities. Foreign securities present additional risks such as currency fluctuations and political or economic conditions affecting the foreign countries.

As with any mutual fund, the value of the Fund's shares will change, and you could lose money on your investment. An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance
Corporation or any other government agency.

Who May Want to Invest

Vanguard Fund is designed for investors seeking long-term investment growth.
You should consider whether the Fund fits your particular investment objectives.

PERFORMANCE

Vanguard Fund

The bar chart and performance table below provide some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and by showing how the Fund's average annual total returns for the periods shown compare with those of a broad measure of market performance and a peer group average.

*   The bar chart presents the average annual total returns for Class A and shows how performance has varied from year to year over the past ten years.

*   The bar chart does not reflect any sales charge that you may be required to pay upon purchase of the Fund's Class A shares. If the sales charge were included, the returns would be less than those shown.

*   The bar chart and the performance table assume payment of dividends and other distributions in shares. As with all mutual funds, the Fund's past performance (before and after taxes) does not necessarily indicate how it will perform in the future.

Note that the performance information in the bar chart and performance table is based on calendar-year periods, while the information shown in the
Financial Highlights section of this Prospectus and in the Fund's shareholder reports is based on the Fund's fiscal year.

Because of ongoing market volatility, the Fund's performance may be subject to substantial short-term fluctuation and current performance may be different than the results shown herein. Please check the Waddell & Reed web site at www.waddell.com for more current performance information.

Chart Of Year-By-Year Returns

as of December 31 each year (%)

1992                     2.61%
1993                    14.25%
1994                     6.16%
1995                    24.73%
1996                     7.54%
1997                    19.77%
1998                    31.21%
1999                    43.91%
2000                    -1.07%
2001                   -24.67%

In the period shown in the chart, the highest quarterly return was 31.10%
(the fourth quarter of 1999) and the lowest quarterly return was -21.86% (the first quarter of 2001). The Class A return for the year through September 30,
2002 was -22.45%.

Average Annual Total Returns

The table below compares the Fund's average annual total returns to that of a broad-based securities market index that is unmanaged, and to a Lipper average that is a composite of mutual funds with goals similar to that of the
Fund. The Fund's returns include the maximum sales charge for Class A shares
(5.75%) and the applicable CDSC for Class B and Class C shares, treat dividend and capital gain distributions as reinvested and assume you sold your shares at the end of each period (unless otherwise noted).

The table also shows average annual returns, for Class A shares, on a before tax and after-tax basis. Return Before Taxes shows the actual change in the value of the Fund shares over the periods shown, but does not reflect the impact of taxes on Fund distributions or the sale of Fund shares. The two after-tax returns take into account taxes that may be associated with owning
Fund shares. Return After Taxes on Distributions is a Fund's actual performance, adjusted by the effect of taxes on distributions made by the
Fund during the period shown. Return After Taxes on Distributions and Sale of
Fund Shares is further adjusted to reflect the tax impact on any change in the value of Fund shares as if they had been sold on the last day of the period.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts, or to shares held by non-
taxable entities.

After-tax returns are shown only for Class A shares. After-tax returns for other Classes may vary.

Average Annual Total Returns

                                                     5 Years       10 Years
                                                   (or Life       (or Life
as of December 31, 2001 (%)            1 Year      of Class)      of Class)

Class A

Before Taxes                          -29.01%          9.70%         10.33%

After Taxes on Distributions          -29.04%          7.41%          8.07%

After Taxes on Distributions
and Sale of Fund Shares            -17.62%[1]          8.11%          8.36%

Class Y (began on 9-8-1995)

Before Taxes                          -24.44%         11.27%          9.59%

Class B (began on 10-4-1999)

Before Taxes                          -28.61%         -4.56%

Class C (began on 10-4-1999)

Before Taxes                          -25.74%         -3.58%

Indexes

S&P 500 Index[2]                      -11.91%         10.69%         12.94%

Lipper Large-Cap Growth Funds
Universe Average[3]                   -22.94%          8.15%         10.09%

[1]After Tax returns may be better than Before Tax returns due to an assumed tax benefit from losses on a sale of the Fund's shares at the end of the period.

[2]Reflects no deduction for fees, expenses or taxes.

[3]Lipper Average is net of fees and expenses.

FEES AND EXPENSES

Vanguard Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund:

Shareholder Fees

(fees paid directly from         Class A     Class B    Class C     Class Y
your investment)                  Shares      Shares     Shares      Shares

Maximum Sales Charge
(Load) Imposed on
Purchases (as a percentage
of offering price)                 5.75%        None       None        None

Maximum Deferred
Sales Charge (Load)[1]
(as a percentage of lesser
of amount invested or
redemption value)                None[2]          5%         1%        None

Annual Fund Operating Expenses

(expenses that are deducted      Class A     Class B    Class C     Class Y
from Fund assets)                 Shares      Shares     Shares      Shares

Management Fees                    0.68%       0.68%      0.68%       0.68%
Distribution and
Service (12b-1) Fees               0.25%       1.00%      1.00%        None

Other Expenses[3]                  0.29%       0.84%      0.83%       0.20%

Total Annual Fund
Operating Expenses[3]              1.22%       2.52%      2.51%       0.88%

[1]The CDSC which is imposed on the lesser of amount invested or redemption value of Class B shares, declines from 5% for redemptions made within the first year of purchase, to 4% for redemptions made within the second year, to
3% for redemptions made within the third and fourth years, to 2% for redemptions made within the fifth year, to 1% for redemptions made within the sixth year and to 0% for redemptions made after the sixth year. For Class C shares, a 1% CDSC applies to the lesser of amount invested or redemption value of Class C shares redeemed within twelve months after purchase. Solely for purposes of determining the number of months or years from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.

[2]A 1% CDSC may be imposed on purchases of $2 million or more of Class A shares that are redeemed within twelve months of purchase.

[3]Other Expenses and Total Annual Fund Operating Expenses have been restated
to reflect the change in shareholder servicing fees effective December 1,
2001; otherwise, expense ratios are based on other Fund-level expenses of the
Fund for the fiscal year ended June 30, 2002. Actual expenses may be greater or less than those shown.

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds. The example assumes that (a) you invest $10,000 in the particular class of shares for each time period specified, (b) your investment has a 5% return each year, and (c) the expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If shares are redeemed
at end of period:                 1 Year     3 Years    5 Years    10 Years

Class A Shares                      $692       $ 940     $1,207      $1,967

Class B Shares                      $655      $1,085     $1,440      $2,532[1]

Class C Shares                      $254       $ 782     $1,335      $2,846

Class Y Shares                      $ 90       $ 281      $ 488      $1,084

If shares are not redeemed

at end of period:                 1 Year     3 Years    5 Years    10 Years

Class A Shares                      $692       $ 940     $1,207      $1,967

Class B Shares                      $255       $ 785     $1,340      $2,532[1]

Class C Shares                      $254       $ 782     $1,335      $2,846

Class Y Shares                      $ 90       $ 281      $ 488      $1,084

[1]Reflects annual operating expenses of Class A shares after conversion of
Class B shares into Class A shares 8 years after the month in which the shares were purchased.

THE INVESTMENT PRINCIPLES OF THE FUNDS

Investment Goals, Principal Strategies and Other Investments

Waddell & Reed Advisors Accumulative Fund

The primary goal of Accumulative Fund is capital growth. As a secondary goal, the Fund seeks current income. The Fund seeks to achieve these goals by investing primarily in a diversified portfolio of common stocks, or securities convertible into common stocks, of U.S. and foreign companies, the risks of which are, in WRIMCO's opinion, consistent with the Fund's goals.
Generally, the Fund invests in companies with large market capitalizations that, in WRIMCO's opinion, have slightly higher market volatility and slightly higher growth rates than other stocks. There is no guarantee, however, that the Fund will achieve its goals.

As a temporary defensive measure, at times when WRIMCO believes that common stocks do not offer a good investment opportunity, the Fund may hold up to all of its assets in: cash; debt securities, typically of investment grade, including bonds rated BBB or higher by Standard & Poor's (S&P) or Baa or higher by Moody's Corporation (Moody's) or, if unrated, deemed by WRIMCO to be of comparable quality; preferred stock; or common stocks that WRIMCO chooses for their reduced volatility rather than for their growth potential.
By taking a temporary defensive position in any of these ways, the Fund may not achieve its investment objectives.

Waddell & Reed & Reed Advisors International Growth Fund

The primary goal of International Growth Fund is long-term capital appreciation, with current income as a secondary goal. The Fund seeks to achieve these goals by investing primarily in a diversified portfolio of common stocks of growth-oriented foreign issuers. Growth securities are those whose earnings, WRIMCO believes, are likely to have strong growth over several years. The Fund may also invest, to a lesser extent, in preferred stocks and debt securities. The debt securities may be of any maturity and will typically be investment grade. There is no guarantee, however, that the
Fund will achieve its goals.

Under normal conditions, the Fund invests at least 80% of its net assets in foreign securities and at least 65% of its total assets in issuers of at least three foreign countries. The Fund generally limits its holdings so that no more than 75% of its total assets are invested in issuers of a single foreign country.

When WRIMCO believes that a temporary defensive position is desirable, it may invest up to all of the Fund's assets in debt securities, including commercial paper and short-term U.S. Government securities, and/or preferred stocks; it may avoid investment in volatile emerging markets and increase investments in more stable, developed countries and industries; it may use forward currency contracts to hedge specific foreign currencies; and it may also invest up to all of the Fund's assets in domestic securities. By taking a temporary defensive position, the Fund may not achieve its investment objectives.

Waddell & Reed Advisors New Concepts Fund

The goal of New Concepts Fund is the growth of your investment. The Fund seeks to achieve its goal by investing primarily in a diversified portfolio of common stocks of U.S. and foreign companies whose market capitalizations are within the range of capitalizations of companies comprising the Russell
Mid-Cap and that WRIMCO believes offer above-average growth potential. For this purpose, the Fund considers a company's capitalization at the time the
Fund acquires the company's securities, and the company need not be listed in the Russell Mid-Cap. Companies whose capitalization falls outside the range of the Russell Mid-Cap after purchase continue to be considered medium capitalization companies for purpose of the Fund's investment policy. There is no guarantee, however, that the Fund will achieve its goal.

In addition to common stocks, the Fund may invest in convertible securities, preferred stocks and debt securities of any maturity and mostly of investment grade. The Fund may also invest up to 10% of its total assets in foreign securities, but only those that are exchange-traded or quoted on an automatic quotations system; represented by U.S.-traded American Depositary Receipts;
or issued or guaranteed by a foreign government (or any of its subdivisions, agencies or instrumentalities).

When WRIMCO believes that a temporary defensive position is desirable, the
Fund may invest up to all of its assets in debt securities including commercial paper and short-term securities issued by the U.S. Government or its agencies or instrumentalities, preferred stocks or both. As well, the
Fund may choose to invest in companies whose sales and earnings growth are generally stable through a variety of economic conditions. The Fund may also use options and futures contracts for defensive purposes. By taking a defensive position the Fund may not achieve its investment objective.

Waddell & Reed Advisors Science and Technology Fund

The goal of Science and Technology Fund is long-term capital growth. The Fund seeks to achieve this goal by investing primarily in a diversified portfolio of science and technology companies. Science and technology companies are companies whose products, processes or services, in WRIMCO's opinion, are being or are expected to be significantly benefited by the use or commercial application of scientific or technological discoveries. As well, the Fund may invest in companies that utilize science and/or technology to improve their existing business even though the business, itself, is not within the science and technology industries. Under normal economic and market conditions, the
Fund will invest at least 80% of its net assets in securities of science or technology companies or companies benefited by the application of science and technology innovations. There is no guarantee, however, that the Fund will achieve its goal.

The Fund may invest in, but is not limited to, the following areas:

*    aerospace and defense electronics

*    biotechnology

*    business machines

*    cable and broadband access

*    communications and electronic equipment

*    computer software and services

*    computer systems

*    electronics and energy

*    electronic media

*    genomics

*    internet and internet-related services

*    medical devices and drugs

*    medical and hospital supplies and services

*    office equipment and supplies

The Fund primarily owns common stocks; however, it may invest, to a lesser extent, in preferred stocks, debt securities and convertible securities. The
Fund may also invest a limited amount of its assets in foreign securities.

When WRIMCO believes that a temporary defensive position is desirable, the
Fund may invest up to all of its assets in U.S. Government securities or other debt securities, mostly of investment grade. The Fund may also invest in options and futures contracts for hedging purposes. By taking a temporary defensive position the Fund may not achieve its investment objective.

Waddell & Reed Advisors Small Cap Fund

The goal of Small Cap Fund is growth of capital. The Fund seeks to achieve its goal by investing primarily in common stocks of small cap companies that are relatively new or unseasoned, companies in their early stages of development, or smaller companies positioned in new or emerging industries where there is an opportunity for rapid growth. The Fund may occasionally invest in securities of larger companies that, in WRIMCO's opinion, are being fundamentally changed or revitalized, have a position that is considered strong relative to the market as a whole or otherwise offer unusual opportunities for above average growth.

The Fund considers a company's capitalization at the time the Fund acquires the company's common stock. Common stock of a company whose capitalization exceeds the range of the Lipper, Inc. Small Cap Category after purchase will not be sold solely because of its increased capitalization. The Fund will, under normal market conditions, invest at least 80% of its net assets in small cap stocks. There is no guarantee, however, that the Fund will achieve its goal.

In addition to common stocks, the Fund may invest in securities convertible into common stocks, preferred stocks and debt securities, mostly of investment grade. The Fund may also invest not more than 10% of its total assets in foreign securities.

When WRIMCO believes that a temporary defensive position is desirable, the
Fund may invest up to all of its assets in debt securities, including commercial paper and short-term U.S. Government securities, and/or preferred stocks. The Fund may also invest in more established companies, those with longer operating histories than many small cap companies. As well, it may increase the number of issuers in which it invests and thereby limit the
Fund's position size in any particular security. By taking a temporary defensive position, the Fund may not achieve its investment objective.

Waddell & Reed Advisors Vanguard Fund

The goal of Vanguard Fund is the appreciation of your investment. The Fund seeks to achieve this goal through a diversified holding of securities, primarily those issued by large to medium sized U.S. and foreign companies that WRIMCO believes have appreciation possibilities. There is no guarantee, however, that the Fund will achieve its goal.

The Fund invests primarily in common stocks but may also own, to a lesser extent, preferred stocks, convertible securities and debt securities, typically of investment grade and of any maturity. As well, the Fund may invest up to 20% of its total assets in foreign securities.

At times, as a temporary defensive measure, the Fund may invest up to all of its assets in either debt securities, including money market instruments held as cash reserves, and/or preferred stocks. The Fund may also use options and futures contracts for defensive purposes. By taking a temporary defensive position, the Fund may not achieve its investment objective.
All Funds

Each Fund may also invest in and use other types of instruments in seeking to achieve its goal(s). For example, each Fund is permitted to invest in options, futures contracts, asset-backed securities and other derivative instruments if it is permitted to invest in the type of asset by which the return on, or value of, the derivative is measured.

You will find more information about each Fund's permitted investments and strategies, as well as the restrictions that apply to them, in each Fund's
Statement of Additional Information (SAI).

Risk Considerations of Principal Strategies and Other Investments

Risks exist in any investment. Each Fund is subject to equity risk and other market risk, financial risk and, in some cases, prepayment risk.

*   Market risk is the possibility of a change in the price of the security.
    The prices of common stocks and other equity securities generally fluctuate more than those of other investments. The Fund may lose a substantial part, or even all, of its investment in a company's stock.
    Growth stocks may experience greater price volatility than value stocks.
    To the extent a Fund invests in fixed income securities, the price of a fixed income security may be affected by changes in interest rates.
    Bonds with longer maturities are more interest-rate sensitive. For example, if interest rates increase, the value of a bond with a longer maturity is more likely to decrease. Because of market risk, the share price of a Fund will likely change as well.

*   Financial risk is based on the financial situation of the issuer of the security. To the extent a Fund invests in debt securities, the Fund's financial risk depends on the credit quality of the underlying securities in which it invests. For an equity investment, a Fund's financial risk may depend, for example, on the earnings performance of the company issuing the stock.

*   Prepayment risk is the possibility that, during periods of falling interest rates, a debt security with a high stated interest rate will be prepaid before its expected maturity date.

Certain types of each Fund's authorized investments and strategies (such as foreign securities, junk bonds and derivative instruments) involve special risks. Depending on how much a Fund invests or uses these strategies, these special risks may become significant. For example, foreign investments may subject a Fund to restrictions on receiving the investment proceeds from a foreign country, foreign taxes, and potential difficulties in enforcing contractual obligations, as well as fluctuations in foreign currency values and other developments that may adversely affect a foreign country. Junk bonds pose a greater risk of nonpayment of interest or principal than higher-
rated bonds. Derivative instruments may expose a Fund to greater volatility than an investment in a more traditional stock, bond or other security.

Because each Fund owns different types of investments, its performance will be affected by a variety of factors. The value of a Fund's investments and the income it generates will vary from day to day, generally reflecting changes in interest rates, market conditions and other company and economic news. Performance will also depend on WRIMCO's skill in selecting investments.

Waddell & Reed Advisors Accumulative Fund and Waddell & Reed Advisors
International Growth Fund, Inc. may actively trade securities in seeking to achieve their goals. Doing so may increase each Fund's transaction costs
(which may reduce its performance) and increase distributions paid by the
Fund, which may increase your taxable income.

YOUR ACCOUNT

Choosing a Share Class

Each Fund offers four classes of shares: Class A, Class B, Class C and Class
Y. Each class has its own sales charge, if any, and expense structure. The decision as to which class of shares is best suited to your needs depends on a number of factors that you should discuss with your financial advisor. Some factors to consider are how much you plan to invest and how long you plan to hold your investment. If you are investing a substantial amount and plan to hold your shares for a long time, Class A shares may be the most appropriate for you. If you are investing a lesser amount, you may want to consider Class
B shares (if investing for at least seven years) or Class C shares (if investing for less than seven years). Class B and Class C shares are not available for investments of $2 million or more. Class Y shares are designed for institutional investors and others investing through certain intermediaries.

Since your objectives may change over time, you may want to consider another class when you buy additional Fund shares. All of your future investments in a Fund will be made in the class you select when you open your account, unless you inform the Fund otherwise, in writing, when you make a future investment.

General Comparison of Class A, Class B and Class C Shares

Class A                    Class B                     Class C

Initial sales              No initial sales            No initial sales
charge                     charge                      charge

No deferred sales          Deferred sales              A 1% deferred sales
charge[1]                  charge on shares you        charge on shares you
                           sell within six             sell within twelve
                           years after purchase        months after purchase

Maximum distribution       Maximum distribution        Maximum distribution
and service (12b-1)        and service (12b-1)         and service (12b-1)
fees of 0.25%              fees of 1.00%               fees of 1.00%

For an investment of       Converts to Class           Does not convert to
$2 million or more,        A shares 8 years after      Class A shares, so
only Class A shares        the month in which          annual expenses do
are available              the shares were             not decrease
                           purchased, thus
                           reducing future
                           annual expenses

                           For an investment of $300,000
                           or more, your financial advisor
                           typically will recommend
                           purchase of Class A shares due
                           to a reduced sales charge and
                           lower annual expenses

[1]A 1% CDSC may apply to purchases of $2 million or more of Class A shares that are redeemed within twelve months of purchase.

Each Fund has adopted a Distribution and Service Plan (Plan) pursuant to Rule
12b-1 under the Investment Company Act of 1940, as amended (1940 Act) for each of its Class A, Class B and Class C shares. Under the Class A Plan, a
Fund may pay Waddell & Reed, Inc. (Waddell & Reed) a fee of up to 0.25%, on
an annual basis, of the average daily net assets of the Class A shares. This fee is to reimburse Waddell & Reed for, either directly or through third parties, distributing the Fund's Class A shares, providing personal service to Class A shareholders and/or maintaining Class A shareholder accounts.
Under the Class B Plan and the Class C Plan, each Fund may pay Waddell &
Reed, on an annual basis, a service fee of up to 0.25% of the average daily net assets of that class to compensate Waddell & Reed for, either directly or through third parties, providing personal service to shareholders of that class and/or maintaining shareholder accounts for that class and a distribution fee of up to 0.75% of the average daily net assets of that class to compensate Waddell & Reed for, either directly or through third parties, distributing shares of that class. No payment of the distribution fee will be made, and no deferred sales charge will be paid, to Waddell & Reed by any
Fund if, and to the extent that, the aggregate distribution fees paid by the
Fund and the deferred sales charges received by Waddell & Reed with respect to the Fund's Class B or Class C shares would exceed the maximum amount of such charges that Waddell & Reed is permitted to receive under the NASD rules as then in effect.

Because the fees of a class are paid out of the assets of that class on an ongoing basis, over time such fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

Class A shares are subject to an initial sales charge when you buy them, based on the amount of your investment, according to the table below. As noted, Class A shares pay an annual 12b-1 fee of up to 0.25% of average Class
A net assets. The ongoing expenses of this class are lower than those for
Class B or Class C shares and typically higher than those for Class Y shares.

Size of Purchase

                                                               Sales Charge
                                                                as Approx.
                                               Sales Charge     Percent of
                                              as Percent of         Amount
                                             Offering Price       Invested

Under $100,000                                         5.75%          6.10%
$100,000 to less than $200,000                          4.75           4.99
$200,000 to less than $300,000                          3.50           3.63
$300,000 to less than $500,000                          2.50           2.56
$500,000 to less than $1,000,000                        1.50           1.52
$1,000,000 to less than $2,000,000                      1.00           1.01
$2,000,000 and over                                     0.00[1]        0.00[1]

[1]No sales charge is payable at the time of purchase on investments of $2 million or more, although for such investments the Fund may impose a CDSC of
1.00% on certain redemptions made within twelve months of the purchase. The
CDSC is assessed on an amount equal to the lesser of the then current market value or the cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in net asset value above the initial purchase price.

Waddell & Reed or its affiliates may pay additional compensation from its own resources to securities dealers based upon the value of shares of a Fund owned by the dealer for its own account or for its customers, including compensation for shares of the Funds purchased by customers of such dealers without payment of a sales charge.

Sales Charge Reductions and Waivers

Lower sales charges are available by:

*   Combining additional purchases of Class A shares of any of the funds in
    Waddell & Reed Advisors Funds, W&R Funds, Inc. and/or Waddell & Reed
    InvestEd Portfolios, Inc. except Class A shares of Waddell & Reed
    Advisors Cash Management, Inc. or Class A shares of W&R Funds, Inc.
    Money Market Fund unless acquired by exchange for Class A shares on which a sales charge was paid (or as a dividend or distribution on such acquired shares), with the net asset value (NAV) of Class A shares already held (Rights of Accumulation)

*   Grouping all purchases of Class A shares of the funds referenced above, except shares of Waddell & Reed Advisors Cash Management, Inc. or W&R
    Funds, Inc. Money Market Fund, made during a thirteen-month period
    (Letter of Intent)

*   Grouping purchases by certain related persons

Additional information and applicable forms are available from your financial advisor.

Waivers for Certain Investors

Class A shares may be purchased at NAV by:

*   The Directors and officers of the Fund or of any affiliated entity of
    Waddell & Reed, employees of Waddell & Reed and its affiliates, financial advisors of Waddell & Reed and its affiliates and the spouse, children, parents, children's spouses and spouse's parents of each, including purchases into certain retirement plans and certain trusts for these individuals

*   Until December 31, 2002, clients of Legend Equities Corporation (Legend)
    if the purchase is made with the proceeds of the redemption of shares of a mutual fund which is not within the Waddell & Reed Advisors Funds or
    W&R Funds, Inc. and the purchase is made within sixty (60) days of such redemption

*   Retirement plan accounts held in the Waddell & Reed Advisors Retirement
    Plan, offered and distributed by Nationwide Investment Services
    Corporation through Nationwide Trust Company, FSB retirement programs

*   Direct Rollovers from the Waddell & Reed Advisors Retirement Plan

*   Participants in a 401(k) plan or a 457 plan having 100 or more eligible employees that are participants, and the shares are held in individual plan participant accounts on the Fund's records

*   Friends of the Firm which include certain persons who have an existing relationship with Waddell & Reed or any of its affiliates

*   Certain clients investing through a qualified fee-based program offered by a third party that has made arrangements to sell shares of certain
    Waddell & Reed Advisors Funds

You will find more information in each Fund's SAI about sales charge reductions and waivers.

Contingent Deferred Sales Charge. A CDSC may be assessed against your redemption amount of Class B, Class C or certain Class A shares and paid to
Waddell & Reed, as further described below. The purpose of the CDSC is to compensate Waddell & Reed for the costs incurred by it in connection with the sale of the Fund's Class B or Class C shares or certain Class A shares. The
CDSC will not be imposed on shares representing payment of dividends or other distributions and will be assessed on an amount equal to the lesser of the then current market value or the cost of the shares being redeemed.
Accordingly, no CDSC will be imposed on increases in net asset value above the initial purchase price. Solely for purposes of determining the number of months or years from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month.

To keep your CDSC as low as possible, each time you place a request to redeem shares, the Fund assumes that a redemption is made first of shares not subject to a CDSC (including shares which represent reinvested dividends and distributions), and then of shares that represent the lowest sales charge.

Unless instructed otherwise, a Fund, when requested to redeem a specific dollar amount, will redeem additional shares of the applicable class that are equal in value to the CDSC. For example, should you request a $1,000 redemption and the applicable CDSC is $27, the Fund will redeem shares having an aggregate NAV of $1,027, absent different instructions. The shares redeemed for payment of the CDSC are not subject to a CDSC.

Class B shares are not subject to an initial sales charge when you buy them.
However, you may pay a CDSC if you sell your Class B shares within six years of their purchase, based on the table below. As noted above, Class B shares pay an annual 12b-1 service fee of up to 0.25% of average net assets and a distribution fee of up to 0.75% of average net assets. Over time, these fees will increase the cost of your investment and may cost you more than if you had purchased Class A shares. Class B shares, and any dividends and distributions paid on such shares, automatically convert to Class A shares eight years after the end of the month in which the shares were purchased.
Such conversion will be on the basis of the relative net asset values per share, without the imposition of any sales load, fee or other charge.

The Fund will redeem your Class B shares at their NAV next calculated after receipt of a written request for redemption in good order, subject to the
CDSC identified below.

CDSC on Shares Sold Within Year       As % of Amount Subject to Charge

                1                                  5.0%

                2                                  4.0%

                3                                  3.0%

                4                                  3.0%

                5                                  2.0%

                6                                  1.0%

                7+                                 0.0%

In the table, a year is a 12-month period. In applying the CDSC, all purchases are considered to have been made on the first day of the month in which the purchase was made.

For example, if a shareholder opens an account on November 14, 2002, then redeems all Class B shares on November 12, 2003, the shareholder will pay a
CDSC of 4%, the rate applicable to redemptions made within the second year of purchase.

Class C shares are not subject to an initial sales charge when you buy them, but if you sell your Class C shares within twelve months after purchase, you will pay a 1% CDSC, which will be applied to the lesser of amount invested or redemption value of the shares redeemed. For purposes of the CDSC, purchases of Class C shares within a month will be considered as being purchased on the first day of the month. As noted above, Class C shares pay an annual 12b-1 service fee of up to 0.25% of average net assets and an annual distribution fee of up to 0.75% of average net assets. Over time, these fees will increase the cost of your investment and may cost you more than if you had purchased
Class A shares. Class C shares do not convert to any other class; therefore, if you anticipate holding the shares for seven years or longer, Class C shares may not be appropriate.

The CDSC will not apply in the following circumstances:

*   redemptions of shares requested within one year of the shareholder's death or disability, provided the Fund is notified of the death or disability at the time of the request and furnished proof of such event satisfactory to Waddell & Reed

*   redemptions of shares made to satisfy required minimum distributions after age 70-1/2 from a qualified retirement plan, a required minimum distribution from an individual retirement account, Keogh plan or custodial account under section 403(b)(7) of the Internal Revenue Code of 1986, as amended (Code), a tax-free return of an excess contribution, or that otherwise results from the death or disability of the employee, as well as in connection with redemptions by any tax-exempt employee benefit plan for which, as a result of a subsequent law or legislation, the continuation of its investment would be improper

*   redemptions of shares purchased by current or retired Directors of the
    Fund, Directors of affiliated companies, current or retired officers of the Fund, employees of Waddell & Reed and its affiliates, financial advisors of Waddell & Reed and its affiliates, and by the members of the immediate families of such persons

*   redemptions of shares made pursuant to a shareholder's participation in any systematic withdrawal service adopted for a Fund (The service and this exclusion from the CDSC do not apply to a one-time withdrawal)

*   redemptions the proceeds of which are reinvested within forty-five (45)
    days in shares of the same class of the Fund as that redeemed

*   the exercise of certain exchange privileges

*   redemptions effected pursuant to the Fund's right to liquidate a shareholder's account if the aggregate NAV of the shares is less than
    $500

*   redemptions effected by another registered investment company by virtue of a merger or other reorganization with a Fund or redemptions by a former shareholder of such investment company of shares of the Fund acquired pursuant to such reorganization

Class Y shares are not subject to a sales charge or annual 12b-1 fees.

Class Y shares are only available for purchase by:

*   participants of employee benefit plans established under section 403(b)
    or section 457, or qualified under section 401 of the Code, including
    401(k) plans, when the plan has 100 or more eligible employees that are participants and holds the shares in an omnibus account on the Fund's records, and an unaffiliated third party provides administrative, distribution and/or other support services to the plan

*   banks, trust institutions, investment fund administrators and other third parties investing for their own accounts or for the accounts of their customers where such investments for customer accounts are held in an omnibus account on the Fund's records, and to which entity an unaffiliated third party provides administrative, distribution and/or other support services

*   government entities or authorities and corporations whose investment within the first twelve months after initial investment is $10 million or more and to which entity an unaffiliated third party provides certain administrative, distribution and/or other support services

*   certain retirement plans and trusts for employees and financial advisors of Waddell & Reed and its affiliates

*   Waddell & Reed InvestEd Portfolios, Inc.

Ways to Set Up Your Account

The different ways to set up (register) your account are listed below.
Individual or Joint Tenants

For your general investment needs

Individual accounts are owned by one person. Joint accounts have two or more owners (tenants).

Business or Organization

For investment needs of corporations, associations, partnerships, institutions or other groups

Retirement and other Tax-Advantaged Savings Plans

To shelter your savings from income taxes

Retirement and other tax-advantaged savings plans allow individuals to shelter investment income and capital gains from current income taxes. In addition, contributions to these accounts (other than Roth IRAs and Coverdell
Education Savings Accounts) may be tax-deductible.

*   Individual Retirement Accounts (IRAs) allow certain individuals under age 70-1/2, with earned income, to invest up to the Annual Dollar Limit per year. For the 2002 through 2004 calendar years, the Annual Dollar
    Limit is $3,000. For individuals who have attained age 50 by the last day of the calendar year for which a contribution is made, the Annual
    Dollar Limit also allows a catch-up contribution. The maximum annual catch-up contribution is $500 for the 2002 through 2005 calendar years.
    An individual's maximum IRA contribution for a taxable year is reduced by the amount of any contributions that individual makes to a Roth IRA for that year. The maximum annual contribution for an individual and his or her spouse is two times the Annual Dollar Limit or, if less, the couple's combined earned income for the tax year.

*   IRA Rollovers retain special tax advantages for certain distributions from employer-sponsored retirement plans.

*   Roth IRAs allow certain individuals to make nondeductible contributions up to the Annual Dollar Limit per year (as identified above). The maximum annual contribution for an individual and his or her spouse is two times the Annual Dollar Limit or, if less, the couple's combined earned income for the taxable year. Withdrawals of earnings may be tax-
     free if the account is at least five years old and certain other requirements are met.

*   Coverdell Education Savings Accounts (formerly, Education IRAs) are established for the benefit of a minor, with nondeductible contributions up to $2000 per taxable year, and permit tax-free withdrawals to pay the qualified education expenses of the beneficiary.

*   Simplified Employee Pension Plans (SEP-IRAs) provide small business owners or those with self-employed income (and their eligible employees)
    with many of the same advantages and contribution limits as a profit sharing plan but with fewer administrative requirements.

*   Savings Incentive Match Plans for Employees (SIMPLE Plans) can be
    established by small employers to contribute to, and allow their employees to contribute a portion of their wages on a pre-tax basis to, retirement accounts. This plan-type generally involves fewer administrative requirements than 401(k) or other qualified plans.

*   Keogh Plans allow self-employed individuals to make tax-deductible contributions for themselves of up to 100% of their adjusted annual earned income, with a maximum of $40,000.

*   Pension and Profit-Sharing Plans, including 401(k) Plans, allow corporations and nongovernmental tax-exempt organizations of all sizes and/or their employees to contribute a percentage of the employees'
    wages or other amounts on a tax-deferred basis. These accounts need to be established by the administrator or trustee of the plan.

*   403(b) Custodial Accounts are available to employees of public school systems, churches and certain types of charitable organizations.

*   457 Accounts allow employees of state and local governments and certain charitable organizations to contribute a portion of their compensation on a tax-deferred basis.

Gifts or Transfers to a Minor

To invest for a child's education or other future needs

These custodial accounts provide a way to give money to a child and obtain tax benefits. An individual can give up to $11,000 a year per child free of
Federal transfer tax consequences. Depending on state laws, you can set up a custodial account under the Uniform Transfers to Minors Act (UTMA) or the
Uniform Gifts to Minors Act (UGMA).

Trust

For money being invested by a trust

The trust must be established before an account can be opened, or you may use a trust form made available by Waddell & Reed. Contact your financial advisor for the form.

Buying Shares

You may buy shares of each of the Funds through Waddell & Reed and its financial advisors or through advisors of Legend. Select Waddell & Reed
Advisors Funds may also be purchased through non-affiliated third parties that have selling arrangements with Waddell & Reed. To open your account you must complete and sign an application. Your financial advisor can help you with any questions you might have.

To purchase any class of shares by check, make your check payable to Waddell
& Reed, Inc. Mail the check, along with your completed application, to:

Waddell & Reed, Inc.
P. O. Box 29217
Shawnee Mission, Kansas
66201-9217

To purchase Class Y shares of any Fund by wire, you must first obtain an account number by calling 800-532-2783, then mail a completed application to
Waddell & Reed at the above address, or fax it to 800-532-2784. Instruct your bank to wire the amount you wish to invest, along with the account number and registration, to UMB Bank, n.a., ABA Number 101000695, for the account of
Waddell & Reed Number 9800007978, Special Account for Exclusive Benefit of
Customers FBO Customer Name and Account Number.

You may also buy Class Y shares of a Fund indirectly through certain broker-
dealers, banks and other third parties, some of which may charge you a fee.
These firms may have additional requirements regarding the purchase of Class
Y shares.

The price to buy a share of a Fund, called the offering price, is calculated every business day.

The offering price of a share (the price to buy one share of a particular class) is the next NAV calculated per share of that class plus, for Class A shares, the sales charge shown in the table.

In the calculation of a Fund's NAV:

*   The securities in the Fund's portfolio that are listed or traded on an exchange are valued primarily using market prices.

*   Bonds are generally valued according to prices quoted by an independent pricing service.

*   Short-term debt securities are valued at amortized cost, which approximates market value.

*   Other investment assets for which market prices are unavailable are valued at their fair value by or at the direction of the Board of
    Directors.

Each Fund is open for business every day the New York Stock Exchange (NYSE)
is open. The Funds normally calculate their NAVs as of the close of business of the NYSE, normally 4 p.m. Eastern time, except that an option or futures contract held by a Fund may be priced at the close of the regular session of any other securities exchange on which that instrument is traded.

As noted, some of the Funds may invest in securities listed on foreign exchanges which may trade on Saturdays or on U.S. national business holidays when the NYSE is closed. Consequently, the NAV of Fund shares may be significantly affected on days when a Fund does not price its shares and when you are not able to purchase or redeem a Fund's shares. Similarly, if an event materially affecting the value of foreign investments or foreign currency exchange rates occurs prior to the close of business of the NYSE but after the time their values are otherwise determined, such investments or exchange rates may be valued at their fair value as determined in good faith by or under the direction of each Fund's Board of Directors.

When you place an order to buy shares, your order will be processed at the next offering price calculated after your order is received and accepted.
Note the following:

*   All of your purchases must be made in U.S. dollars and checks must be drawn on U.S. banks. Neither cash nor post-dated checks will be accepted.

*   If you buy shares by check, and then sell those shares by any method other than by exchange to another fund in the Waddell & Reed Advisors
    Funds, W&R Funds, Inc. and/or Waddell & Reed InvestEd Portfolios, Inc.
    the payment may be delayed for up to ten (10) days from the date of purchase to ensure that your previous investment has cleared.

*   If you purchase shares of a Fund from certain broker-dealers, banks or other authorized third parties, the Fund will be deemed to have received your purchase order when that third party (or its designee) has received your order. Your order will receive the offering price next calculated after the order has been received in proper form by the authorized third party (or its designee). You should consult that firm to determine the time by which it must receive your order for you to purchase shares of a
    Fund at that day's price.

Minimum Investments

For Class A, Class B and Class C:

To Open an Account                                $500 (per Fund)

For certain exchanges                             $100 (per Fund)

For certain retirement accounts and accounts
opened with Automatic Investment Service           $50 (per Fund)

For certain retirement accounts and accounts
opened through payroll deductions                  $25 (per Fund)

To Add to an Account                                   Any amount

For certain exchanges                             $100 (per Fund)

For Automatic Investment Service                   $25 (per Fund)

For Class Y:

To Open an Account

For a government entity or authority                  $10 million
or for a corporation                 (within first twelve months)

For other eligible investors                           Any amount

To Add to an Account                                   Any amount

Adding to Your Account

Subject to the minimums described above, you can make additional investments of any amount at any time.

To add to your account, make your check payable to Waddell & Reed, Inc. Mail the check to Waddell & Reed, along with the detachable form that accompanies the confirmation of a prior purchase or your year-to-date statement, or a letter stating your account number, the account registration, the Fund and the class of shares that you wish to purchase.

To add to your Class Y account by wire: Instruct your bank to wire the amount you wish to invest, along with the account number and registration, to UMB
Bank, n.a., ABA Number 101000695, for the account of Waddell & Reed Number
9800007978, Special Account for Exclusive Benefit of Customers FBO Customer
Name and Account Number.

If you purchase shares of the Funds from certain broker-dealers, banks or other authorized third parties, additional purchases may be made through those firms.

Selling Shares

You can arrange to take money out of your Fund account at any time by selling
(redeeming) some or all of your shares.

The redemption price (price to sell one share of a particular class of a
Fund) is the NAV per share of that Fund class, subject to any applicable
CDSC.

To sell shares by written request: Complete an Account Service Request form, available from your financial advisor, or write a letter of instruction with:

*    the name on the account registration

*    the Fund's name

*    the account number

*    the dollar amount or number, and the class, of shares to be redeemed

*    any other applicable requirements listed in the table below

Deliver the form or your letter to your financial advisor, or mail it to:

Waddell & Reed Services Company
P. O. Box 29217
Shawnee Mission, Kansas
66201-9217

Unless otherwise instructed, Waddell & Reed Services Company will send a check to the address on the account.

To sell Class Y shares by telephone or fax: If you have elected this method in your application or by subsequent authorization, call 800-532-2783, or fax your request to 800-532-2784, and give your instructions to redeem your shares (redemption must be equal to or greater than $1,000.00) and make payment by wire to your predesignated bank account or by check to you at the address on the account.

When you place an order to sell shares, your shares will be sold at the next
NAV calculated, subject to any applicable CDSC, after receipt of a written request for redemption in good order by Waddell & Reed Services Company at the address listed above. Note the following:

*   If more than one person owns the shares, each owner must sign the written request.

*   If you recently purchased the shares by check, the Fund may delay payment of redemption proceeds. You may arrange for the bank upon which the purchase check was drawn to provide telephone or written assurance, satisfactory to the Fund, that the check has cleared and been honored.
    If you do not, payment of the redemption proceeds on these shares will be delayed until the earlier of ten (10) days from the date of purchase or the date the Fund can verify that your purchase check has cleared and been honored.

*   Redemptions may be suspended or payment dates postponed on days when the
    NYSE is closed (other than weekends or holidays), when trading on the
    NYSE is restricted or as permitted by the Securities and Exchange
    Commission.

*   Payment is normally made in cash, although under extraordinary conditions redemptions may be made in portfolio securities when the
    Fund's Board of Directors determines that conditions exist making cash payments undesirable. The Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of its NAV during any 90-day period for any one shareholder.

*   If you purchased shares of a Fund from certain broker-dealers, banks or other authorized third parties, you may sell those shares through those firms, some of which may charge you a fee and may have additional requirements to sell Fund shares. The Fund will be deemed to have received your order to sell shares when that firm (or its designee) has received your order. Your order will receive the NAV of the redeemed
    Class, subject to any applicable CDSC, next calculated after the order has been received in proper form by the authorized firm (or its designee). You should consult that firm to determine the time by which it must receive your order for you to sell shares at that day's price.

Special Requirements for Selling Shares

Account Type           Special Requirements

Individual or          The written instructions must be signed by all
Joint Tenant           persons required to sign for transactions, exactly
                       as their names appear on the account.

Sole Proprietorship    The written instructions must be signed by the
                       individual owner of the business.

UGMA, UTMA             The custodian must sign the written instructions
                       indicating capacity as custodian.

Retirement Account     The written instructions must be signed by a properly
                       authorized person.

Trust                  The trustee must sign the written instructions
                       indicating capacity as trustee. If the trustee's name
                       is not in the account registration, provide a
                       currently certified copy of the trust document.

Business or            At least one person authorized by corporate
Organization           resolution to act on the account must sign the
                       written instructions.

Conservator, Guardian  The written instructions must be signed by the
or Other Fiduciary     person properly authorized by court order to act
                       in the particular fiduciary capacity.

A Fund may require a signature guarantee in certain situations such as:

*    a redemption request made by a corporation, partnership or fiduciary

*    a redemption request made by someone other than the owner of record

*    the check is made payable to someone other than the owner of record

This requirement is to protect you and Waddell & Reed from fraud. You can obtain a signature guarantee from most banks and securities dealers, but not from a notary public.

Each Fund reserves the right to redeem at NAV all of your Fund shares in your account if the aggregate NAV of those shares is less than $500. The Fund will give you notice and sixty (60) days to purchase a sufficient number of additional shares to bring the aggregate NAV of your shares in that Fund to
$500. These redemptions will not be subject to a CDSC. The Fund will not apply its redemption right to individual retirement plan accounts or to accounts which have an aggregate NAV of less than $500 due to market forces.

You may reinvest, without charge, all or part of the amount of Class A shares of a Fund you redeemed by sending to the Fund the amount you want to reinvest. The reinvested amounts must be received by the Fund within forty-
five (45) days after the date of your redemption. You may do this only once with Class A shares of a Fund.

The CDSC will not apply to the proceeds of Class A (as applicable), Class B or Class C shares of a Fund which are redeemed and then reinvested in shares of the same class of the Fund within forty-five (45) days after such redemption. Waddell & Reed will, with your reinvestment, restore an amount equal to the CDSC attributable to the amount reinvested by adding the CDSC amount to your reinvestment. For purposes of determining a future CDSC, the reinvestment will be treated as a new investment. You may do this only once as to Class B shares of a Fund and once as to Class C shares of a Fund. This privilege may be eliminated or modified at any time without prior notice to shareholders.

Payments of principal and interest on loans made pursuant to a 401(a)
qualified plan (if such loans are permitted by the plan) may be reinvested, without payment of a sales charge, in Class A shares of any of the Funds in which the plan may invest.

Telephone Transactions

The Funds and their agents will not be liable for following instructions communicated by telephone that they reasonably believe to be genuine. Each
Fund will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. If a Fund fails to do so, the Fund may be liable for losses due to unauthorized or fraudulent instructions. Current procedures relating to instructions communicated by telephone include tape recording instructions, requiring personal identification and providing written confirmations of transactions effected pursuant to such instructions.

Shareholder Services

Waddell & Reed provides a variety of services to help you manage your account.

Personal Service

Your local financial advisor is available to provide personal service.
Additionally, a toll-free call, 888-WADDELL, connects you to a Client
Services Representative or our automated customer telephone service. During normal business hours, our Client Services staff is available to answer your questions or update your account records. At almost any time of the day or night, you may access your account information from a touch-tone phone, or from our web site, www.waddell.com, to:

*   obtain information about your accounts

*   obtain price information about other funds in the Waddell & Reed
    Advisors Funds, W&R Funds, Inc. and Waddell & Reed InvestEd Portfolios,
    Inc.

*   obtain a Fund's current prospectus

*   request duplicate statements

Reports

Statements and reports sent to you include the following:

*   confirmation statements (after every purchase, other than those purchases made through Automatic Investment Service, and after every exchange, transfer or redemption)

*   year-to-date statements (quarterly)

*   annual and semiannual reports to shareholders (every six months)

To avoid sending duplicate copies of materials to households and thereby reduce expenses, only one copy of the most recent prospectus, annual and semiannual reports of the Funds may be mailed to Shareholders having the same last name and address in the Fund's records. The consolidation of these mailings, called householding, benefits the Fund through reduced mailing expense. You may call the telephone number listed for Client Services if you need additional copies.

Exchanges

Except as otherwise noted, you may sell your shares and buy shares of the same Class of another Fund in the Waddell & Reed Advisors Funds, W&R Funds,
Inc. or Waddell & Reed InvestEd Portfolios, Inc. without the payment of an additional sales charge if you exchange Class A shares or without payment of a CDSC when you exchange Class B or Class C shares. For Class B and Class C shares, or Class A shares to which the CDSC would otherwise apply, the time period for the CDSC will continue to run. You may sell your Class Y shares of any of the Funds and buy Class Y shares of another Fund or Class A shares of
Waddell & Reed Advisors Cash Management, Inc.

You may exchange only into Funds that are legally permitted for sale in your state of residence. Currently, each fund within the Waddell & Reed Advisors
Funds, W&R Funds, Inc. and Waddell & Reed InvestEd Portfolios, Inc. may only be sold within the United States and the Commonwealth of Puerto Rico. Note
that exchanges out of a Fund may have tax consequences for you. Before exchanging into a Fund, read its prospectus.

The Funds reserve the right to terminate or modify these exchange privileges at any time as discussed in the SAI.

Automatic Transactions for Class A, Class B and Class C Shareholders

Regular Investment Plans allow you to transfer money into your Fund account, or between Fund accounts, automatically. While Regular Investment Plans do not guarantee a profit and will not protect you against loss in a declining market, they can be an excellent way to invest for retirement, a home, educational expenses and other long-term financial goals.

Flexible Withdrawal Service lets you set up ongoing monthly, quarterly, semiannual or annual redemptions from your account.

Certain restrictions and fees imposed by the plan custodian may also apply for retirement accounts. Speak with your financial advisor for more information.

Regular Investment Plans

Automatic Investment Service
To move money from your bank account to an existing Fund account

            Minimum Amount              Minimum Frequency
            $25 (per Fund)                   Monthly

Funds Plus Service
To move money from Waddell & Reed Advisors Cash Management, Inc. to a Fund whether in the same or a different account in the same class

            Minimum Amount              Minimum Frequency
           $100 (per Fund)                   Monthly

Distributions and Taxes

Distributions

Each Fund distributes substantially all of its net investment income and net capital gains to its shareholders each year.

Usually, a Fund declares dividends from net investment income and pays them at the following times: Accumulative Fund, International Growth Fund, Science and Technology Fund and Vanguard Fund, semiannually in June and December; and
New Concepts Fund and Small Cap Fund, annually in December. Net capital gains
(and any net gains from foreign currency transactions) usually are distributed in December. Ordinarily, dividends are paid on shares starting on the day after the shares are issued and through the day they are redeemed.

Distribution Options. When you open an account, you may specify on your application how you want to receive your distributions. Each Fund offers two options:

1.  Share Payment Option. Your dividends, capital gains and other distributions with respect to a class will be automatically paid in additional shares of the same class of the Fund. If you do not indicate a choice on your application, you will be assigned this option.

2.  Cash Option. You will be sent a check for your dividends, capital gains and other distributions if the total distribution is equal to or greater than five dollars. If the distribution is less than five dollars, it will be automatically paid in additional shares of the same class of the
    Fund.

For retirement accounts, all distributions are automatically paid in additional shares.

Taxes

As with any investment, you should consider how your investment in a Fund will be taxed. If your account is not a retirement account or other tax-
advantaged savings plan (or you are not otherwise exempt from income tax), you should be aware of the following tax implications:

Taxes on distributions. Dividends from a Fund's investment company taxable income (which includes net short-term capital gains and net gains from certain foreign currency transactions), if any, generally are taxable to you as ordinary income whether received in cash or paid in additional Fund shares. Distributions of a Fund's net capital gains (the excess of net long-
term capital gains over net short-term capital loss), when designated as such, are taxable to you as long-term capital gains, whether received in cash or paid in additional Fund shares and regardless of the length of time you have owned your shares. For Federal income tax purposes, long-term capital gains generally are taxed at a maximum rate of 20% for noncorporate shareholders.

Each Fund notifies you after each calendar year-end as to the amounts of dividends and other distributions paid (or deemed paid) to you for that year.

Taxes on transactions. Your redemption of Fund shares will result in a taxable gain or loss to you, depending on whether the redemption proceeds are more or less than what you paid for the redeemed shares (which normally includes any sales charge paid).

An exchange of Fund shares for shares of any other fund in the Waddell & Reed
Advisors Funds, W&R Funds, Inc. or Waddell & Reed InvestEd Portfolios, Inc.
generally will have similar tax consequences. However, special rules apply when you dispose of a Fund's Class A shares through a redemption or exchange within ninety (90) days after your purchase and then reacquire Class A shares of that Fund or acquire Class A shares of another fund in the Waddell & Reed
Advisors Funds, W&R Funds, Inc. or Waddell & Reed InvestEd Portfolios, Inc.
without paying a sales charge due to the forty-five (45) day reinvestment privilege or exchange privilege. See Your Account-Selling Shares. In these cases, any gain on the disposition of the original Class A Fund shares will be increased, or loss decreased, by the amount of the sales charge you paid when those shares were acquired, and that amount will increase the adjusted basis of the shares subsequently acquired. In addition, if you purchase shares of a Fund within thirty (30) days before or after redeeming other shares of the Fund (regardless of class) at a loss, part or all of that loss will not be deductible and will increase the basis of the newly purchased shares.

Withholding. Each Fund must withhold 30% of all dividends and capital gains distributions and redemption proceeds payable to individuals and certain other noncorporate shareholders who do not furnish the Fund with a correct taxpayer identification number. Withholding at that rate is also required from dividends and capital gains distributions payable to shareholders who are otherwise subject to backup withholding.

State and local income taxes. The portion of the dividends a Fund pays that is attributable to interest earned on U.S. Government securities generally is not subject to state and local income taxes, although distributions by any
Fund to its shareholders of net realized gains on the sale of those securities are fully subject to those taxes. You should consult your tax adviser to determine the taxability in your state and locality of dividends and other distributions by the Funds.

The foregoing is only a summary of some of the important Federal income tax considerations generally affecting each Fund and its shareholders; you will find more information in the SAI. There may be other Federal, state or local tax considerations applicable to a particular investor. You are urged to consult your own tax adviser.

THE MANAGEMENT OF THE FUNDS

Portfolio Management

Each of the registered investment companies in the Waddell & Reed Advisors
Funds, W&R Funds, Inc., W&R Target Funds, Inc. and Waddell & Reed InvestEd
Portfolios, Inc. (Funds) is managed by WRIMCO, subject to the authority of each Fund's Board of Directors. WRIMCO provides investment advice to the
Funds and supervises each Fund's investments. WRIMCO and/or its predecessor have served as investment manager to the Funds since the inception of each registered investment company. WRIMCO is located at 6300 Lamar Avenue, P.O.
Box 29217, Shawnee Mission, Kansas 66201-9217.

Antonio Intagliata is primarily responsible for the management of Waddell &
Reed Advisors Accumulative Fund. Mr. Intagliata has held his Fund responsibilities since November 1979. He is Senior Vice President of WRIMCO and Vice President of the Fund. Mr. Intagliata has served as the portfolio manager for investment companies managed by WRIMCO and its predecessor since
February 1979 and has been an employee of such since June 1973.

Thomas A. Mengel is primarily responsible for the management of Waddell &
Reed Advisors International Growth Fund, Inc. Mr. Mengel has held his Fund responsibilities since May 1996, when he joined WRIMCO. He is Senior Vice
President of WRIMCO, Vice President of the Fund and Vice President of other investment companies for which WRIMCO serves as investment manager.

Kimberly A. Scott is primarily responsible for the management of Waddell &
Reed Advisors New Concepts Fund, Inc. Ms. Scott has held her Fund responsibilities since February 2001. She is Vice President of WRIMCO, Vice
President of the Fund and Vice President of another investment company managed by WRIMCO. Ms. Scott served as an investment analyst with WRIMCO from
April 1999 to February 2001. From 1994 to 1999, Ms. Scott was an equity analyst for Bartlett & Company.

Zachary H. Shafran is primarily responsible for the management of Waddell &
Reed Advisors Science and Technology Fund. Mr. Shafran has held his Fund responsibilities since February 2001. He is Senior Vice President of WRIMCO,
Vice President of the Fund and Vice President of other investment companies for which WRIMCO serves as investment manager. Mr. Shafran has served as the portfolio manager for investment companies managed by WRIMCO since January
1996. He served as an investment analyst with WRIMCO from June 1990 to
January 1996.

Grant P. Sarris is primarily responsible for the management of Waddell & Reed
Advisors Small Cap Fund, Inc. Mr. Sarris has held his Fund responsibilities since the inception of the Fund. He is Senior Vice President of WRIMCO, Vice
President of the Fund and Vice President of additional investment companies for which WRIMCO serves as investment manager. Mr. Sarris served as an investment analyst with WRIMCO and its predecessor from October 1991 to
January 1996. From January 1996 to May 1998, Mr. Sarris served as an assistant portfolio manager for WRIMCO, and since May 1998, he has served as a portfolio manager. Mr. Sarris has been an employee of WRIMCO and its predecessor since October 1991.

Daniel P. Becker is primarily responsible for the management of Waddell &
Reed Advisors Vanguard Fund, Inc. Mr. Becker has held his Fund responsibilities since July 1997. He is Senior Vice President of WRIMCO and
Vice President of the Fund. From January 1995 to March 1998, Mr. Becker was
Vice President of, and a portfolio manager for, Waddell & Reed Asset
Management Company, a former affiliate of WRIMCO. Mr. Becker has been an employee of WRIMCO and its predecessor since October 1989, initially serving as an investment analyst, and has served as a portfolio manager for WRIMCO since January 1997.

Other members of WRIMCO's investment management department provide input on market outlook, economic conditions, investment research and other considerations relating to a Fund's investments.

Management Fee

Like all mutual funds, the Funds pay fees related to their daily operations.
Expenses paid out of each Fund's assets are reflected in its share price or dividends; they are neither billed directly to shareholders nor deducted from shareholder accounts.

Each Fund pays a management fee to WRIMCO for providing investment advice and supervising its investments. Each Fund also pays other expenses, which are explained in the SAI.

The management fee is payable by a Fund at the annual rates of:

for Waddell & Reed Advisors Accumulative Fund, 0.70% of net assets up to $1 billion, 0.65% of net assets over $1 billion and up to $2 billion, 0.60% of net assets over $2 billion and up to $3 billion, and 0.55% of net assets over
$3 billion. Management fees for the Fund as a percent of the Fund's net assets for the fiscal year ended June 30, 2002 were 0.67%

for Waddell & Reed Advisors International Growth Fund, Inc., 0.85% of net
assets up to $1 billion, 0.83% of net assets over $1 billion and up to $2 billion, 0.80% of net assets over $2 billion and up to $3 billion, and 0.76%
of net assets over $3 billion. Management fees for the Fund as a percent of the Fund's net assets for the fiscal year ended June 30, 2002 were 0.85%

for Waddell & Reed Advisors New Concepts Fund, Inc., 0.85% of net assets up to $1 billion; 0.83% of net assets over $1 billion and up to $2 billion;
0.80% of net assets over $2 billion and up to $3 billion; and 0.76% of net assets over $3 billion. Management fees for the Fund as a percent of the
Fund's net assets for the fiscal year ended June 30, 2002 were 0.85%

for Waddell & Reed Advisors Science and Technology Fund, 0.85% of net assets up to $1 billion, 0.83% of net assets over $1 billion and up to $2 billion,
0.80% of net assets over $2 billion and up to $3 billion, and 0.76% of net assets over $3 billion. Management fees for the Fund as a percent of the
Fund's net assets for the fiscal year ended June 30, 2002 were 0.83%

for Waddell & Reed Advisors Small Cap Fund, Inc., 0.85% of net assets up to
$1 billion, 0.83% of net assets over $1 billion and up to $2 billion, 0.80%
of net assets over $2 billion and up to $3 billion, and 0.76% of net assets over $3 billion. Management fees for the Fund as a percent of the Fund's net assets for the fiscal year ended June 30, 2002 were 0.85%

for Waddell & Reed Advisors Vanguard Fund, Inc., 0.70% of net assets up to $1 billion, 0.65% of net assets over $1 billion and up to $2 billion, 0.60% of net assets over $2 billion and up to $3 billion, and 0.55% of net assets over
$3 billion. Management fees for the Fund as a percent of the Fund's net assets for the fiscal year ended June 30, 2002 were 0.68%

WRIMCO has voluntarily agreed to waive its management fee for any day that a
Fund's net assets are less than $25 million, subject to WRIMCO's right to change or modify this waiver.

FINANCIAL HIGHLIGHTS

The following information is to help you understand the financial performance of each Fund's Class A, Class B, Class C and Class Y shares for the fiscal periods shown. Certain information reflects financial results for a single
Fund share. Total return shows how much your investment would have increased
(or decreased) during each period, assuming reinvestment of all dividends and distributions. This information has been audited by Deloitte & Touche LLP, whose independent auditors' report, along with the financial statements for each Fund for the fiscal year ended June 30, 2002, is included in that Fund's
Annual Report to Shareholders, which is available upon request.

Waddell & Reed Advisors Accumulative Fund

For a Class A share outstanding throughout each period:

                           For the  For the
                           fiscal   fiscal        For the fiscal year
                            year    period        ended December 31,
                           ended    ended    -----------------------------
                          6/30/02  6/30/01   2000      1999    1998   1997

Class A Per-Share Data

Net asset value,
beginning of period        $7.60    $8.50    $9.14   $8.28    $7.77   $7.75
                           -----    -----    -----   -----    -----    -----

Income (loss) from
 investment operations:

 Net investment income      0.01    0.02      0.07    0.03     0.10    0.10

  Net realized and
   unrealized gain (loss)
   on investments          (1.11)  (0.90)     1.70    2.01     1.60    2.14
                           -----    -----    -----   -----    -----    -----

Total from investment
 operations                (1.10)  (0.88)     1.77    2.04     1.70    2.24
                           -----    -----    -----   -----    -----    -----

Less distributions:
 From net investment
   income                  (0.02)   (0.02)   (0.07)  (0.03)   (0.11)  (0.09)

  From capital gains       (0.85)   (0.00)   (2.34)  (1.15)   (1.08)  (2.13)
                           -----    -----    -----   -----    -----    -----

Total distributions        (0.87)   (0.02)   (2.41)  (1.18)   (1.19)  (2.22)
                           -----    -----    -----   -----    -----    -----

Net asset value,
 end of period             $5.63    $7.60    $8.50   $9.14    $8.28   $7.77
                           =====    =====    =====   =====    =====    =====

Class A Ratios/Supplemental Data

Total return[1]
                           -15.34% -10.35%   20.16%   25.72%   22.62%  29.58%

Net assets, end of
 period (in millions)    $1,923   $2,277   $2,558  $2,247   $1,864   $1,595

Ratio of expenses to
 average net assets         1.10%  1.04%[2]  1.02%   0.98%    0.88%   0.82%

Ratio of net investment
 income to average
 net assets                 0.22%  0.58%[2]  0.67%    0.30%    1.12%   1.16%

Portfolio turnover rate   413.51% 184.75%  384.37%  372.35%  373.78% 313.99%

[1]Total return calculated without taking into account the sales load deducted on an initial purchase.

[2]Annualized.

Waddell & Reed Advisors Accumulative Fund

For a Class B share outstanding throughout each period:

                                                                      For the
                                   For the    For the     For the    period
                                    fiscal     fiscal     fiscal      from
                                     year      period      year   10/4/99[1]
                                    ended      ended       ended     through
                                   6/30/02    6/30/01    12/31/00   12/31/99

Class B Per-Share Data

Net asset value,
 beginning of period               $7.53       $8.44       $9.12      $8.43
                                   -----       -----       -----      -----

Income (loss) from
 investment operations:

  Net investment income (loss)     (0.03)      (0.01)       0.00      (0.01)

  Net realized and unrealized
   gain (loss) on investments      (1.13)      (0.90)       1.66       1.85
                                   -----       -----       -----      -----

Total from investment operations   (1.16)      (0.91)       1.66       1.84
                                   -----       -----       -----      -----

Less distributions:
 From net investment income        (0.00)      (0.00)      (0.00)     (0.00)

  From capital gains               (0.85)      (0.00)      (2.34)     (1.15)
                                   -----       -----       -----      -----

Total distributions                (0.85)      (0.00)      (2.34)     (1.15)
                                   -----       -----       -----      -----

Net asset value, end of period     $5.52       $7.53       $8.44      $9.12
                                   =====       =====       =====      =====

Class B Ratios/Supplemental Data

Total return                      -16.29%     -10.78%      18.92%     22.89%

Net assets, end of
 period (in millions)                $46         $29          $19        $3

Ratio of expenses to
 average net assets                 2.21%       2.12%[2]     2.02%     2.24%[2]

Ratio of net investment
 loss to average net assets        -0.90%      -0.54%[2]    -0.23%    -1.40%[2]

Portfolio turnover rate            413.51%    184.75%      384.37%   372.35%[3]

[1]Commencement of operations of the class.

[2]Annualized.

[3]For the fiscal year ended December 31, 1999.

Waddell & Reed Advisors Accumulative Fund

For a Class C share outstanding throughout each period:

                                                                     For the
                                   For the    For the     For the    period
                                    fiscal     fiscal     fiscal      from
                                     year      period      year      10/6/99[1]
                                    ended      ended       ended     through
                                   6/30/02    6/30/01    12/31/00   12/31/99

Class C Per-Share Data

Net asset value,
 beginning of period               $7.52       $8.43       $9.12      $8.53
                                   -----       -----       -----      -----

Income (loss) from investment
 operations:

  Net investment income (loss)     (0.01)      (0.01)       0.00      (0.01)

  Net realized and unrealized
   gain (loss) on investments      (1.14)      (0.90)       1.65       1.75
                                   -----       -----       -----      -----

Total from investment operations   (1.15)      (0.91)       1.65       1.74
                                   -----       -----       -----      -----

Less distributions:

  From net investment income       (0.00)      (0.00)      (0.00)     (0.00)

  From capital gains               (0.85)      (0.00)      (2.34)     (1.15)
                                   -----       -----       -----      -----

Total distributions                (0.85)      (0.00)      (2.34)     (1.15)
                                   -----       -----       -----      -----

Net asset value, end of period     $5.52       $7.52       $8.43      $9.12
                                   =====       =====       =====      =====

Class C Ratios/Supplemental Data

Total return                      -16.18%     -10.80%      18.81%     21.45%

Net assets, end of
 period (in thousands)           $15,676      $5,775      $3,700       $347

Ratio of expenses to
 average net assets                 2.07%       2.11%[2]
                                                            2.10%      2.28%[2]

Ratio of net investment
 loss to average net assets        -0.77%      -0.54%[2]
                                                           -0.31%     -1.35%[2]

Portfolio turnover rate           413.51%     184.75%     384.37%    372.35%[3]

[1]Commencement of operations of the class.

[2]Annualized.

[3]For the fiscal year ended December 31, 1999.

Waddell & Reed Advisors Accumulative Fund

For a Class Y share outstanding throughout each period:

                           For the  For the
                           fiscal   fiscal        For the fiscal year
                            year    period        ended December 31,
                           ended    ended     -----------------------------
                          6/30/02  6/30/01   2000      1999    1998   1997

Class Y Per-Share Data

Net asset value,
 beginning of period       $7.60   $8.49    $9.14    $8.28    $7.77   $7.75
                           -----   -----    -----    -----    -----    -----

Income (loss) from
 investment operations:

  Net investment income      0.03    0.03     0.08     0.04     0.12    0.11

  Net realized and
   unrealized gain (loss)
   on investments          (1.12)  (0.89)    1.70     2.01     1.59    2.14
                           -----   -----    -----    -----    -----    -----

Total from investment
 operations                (1.09)  (0.86)    1.78     2.05     1.71    2.25
                           -----   -----    -----    -----    -----    -----

Less distributions:

  From net investment
   income                  (0.03)  (0.03)   (0.09)   (0.04)   (0.12)   (0.10)

  From capital gains       (0.85)  (0.00)   (2.34)   (1.15)   (1.08)   (2.13)
                           -----   -----    -----    -----    -----    -----

Total distributions        (0.88)  (0.03)   (2.43)   (1.19)   (1.20)   (2.23)
                           -----   -----    -----    -----    -----    -----

Net asset value,
 end of period             $5.63   $7.60    $8.49    $9.14    $8.28    $7.77
                           =====   =====    =====    =====    =====    =====

Class Y Ratios/Supplemental Data

Total return              -15.16% -10.26%   20.39%   25.95%   22.79%  29.67%

Net assets, end of
 period (in millions)         $8      $7       $6       $5       $4       $4

Ratio of expenses to
 average net assets         0.86%   0.83%[1] 0.84%    0.80%    0.75%   0.75%

Ratio of net investment
 income to average
 net assets                 0.45%   0.75%[1] 0.85%    0.49%    1.21%   1.22%

Portfolio turnover rate   413.51% 184.75%  384.37%  372.35%  373.78% 313.99%

[1]Annualized.

Waddell & Reed Advisors International Growth Fund, Inc.

For a Class A share outstanding throughout each period:

                                       For the fiscal year ended June 30,
                                    --------------------------------------
                                     2002    2001     2000     1999   1998

Class A Per-Share Data

Net asset value,
 beginning of period               $6.79   $12.43   $ 9.97   $11.85  $10.61
                                   -----   ------   ------   ------  ------

Income (loss) from
 investment operations:

  Net investment income (loss)       0.01    0.06    (0.04)    0.05    0.07

  Net realized and unrealized
   gain (loss) on investments      (1.01)   (3.31)    3.96    (0.74)   3.01
                                   -----   ------   ------   ------  ------

Total from investment operations   (1.00)   (3.25)    3.92    (0.69)   3.08
                                   -----   ------   ------   ------  ------

Less distributions:

  From net investment income       (0.03)   (0.03)   (0.02)   (0.04)  (0.06)

  From capital gains               (0.00)*  (2.36)   (1.44)   (1.15)  (1.78)
                                   -----   ------   ------   ------  ------

Total distributions                (0.03)   (2.39)   (1.46)   (1.19)  (1.84)
                                   -----   ------   ------   ------  ------

Net asset value, end of period     $5.76   $ 6.79   $12.43   $ 9.97   $11.85
                                   =====   ======   ======   ======   ======

Class A Ratios/Supplemental Data

Total return[1]
                                  -14.75%  -28.74%   39.43%   -5.40%  34.49%

Net assets, end of
 period (in millions)               $874   $1,128   $1,713   $1,252   $1,331

Ratio of expenses to
 average net assets                 1.61%    1.44%    1.41%    1.30%   1.23%

Ratio of net investment income
 (loss) to average net assets       0.17%    0.71%   -0.32%    0.52%   0.67%

Portfolio turnover rate           120.90%  117.89%  112.68%  149.45% 114.34%

*Not shown due to rounding.

[1]Total return calculated without taking into account the sales load deducted on an initial purchase.

Waddell & Reed Advisors International Growth Fund, Inc.

For a Class B share outstanding throughout each period:

                                                                     For the
                                          For the fiscal year    period from
                                            ended June 30,        10/4/99[1]
                                         --------------------          to
                                                2002       2001      6/30/00

Class B Per-Share Data

Net asset value, beginning of period          $6.65       $12.34     $10.79
                                             ------       ------     ------

Income (loss) from investment operations:

  Net investment loss                         (0.05)       (0.04)     (0.00)

  Net realized and unrealized
   gain (loss) on investments                 (1.01)       (3.29)      2.99
                                             ------       ------     ------

Total from investment operations              (1.06)       (3.33)      2.99
                                             ------       ------     ------

Less distributions:

  From net investment income                  (0.00)       (0.00)     (0.00)

  From capital gains                          (0.00)*      (2.36)     (1.44)
                                             ------       ------     ------

Total distributions                           (0.00)       (2.36)     (1.44)
                                             ------       ------     ------

Net asset value, end of period                $5.59       $ 6.65     $12.34
                                              =====       ======     ======

Class B Ratios/Supplemental Data

Total return                                 -15.78%     -29.70%     38.20%

Net assets, end of period (in millions)         $20         $19        $19

Ratio of expenses to average net assets        3.01%       2.73%      2.71%[2]

Ratio of net investment loss to
 average net assets                           -1.19%      -0.54%     -0.97%[2]

Portfolio turnover rate                      120.90%     117.89%    112.68%[3]

*Not shown due to rounding.

[1]Commencement of operations of the class.

[2]Annualized.

[3]For the fiscal year ended June 30, 2000.

Waddell & Reed Advisors International Growth Fund, Inc.

For a Class C share outstanding throughout each period:

                                                                     For the
                                          For the fiscal year    period from
                                            ended June 30,           10/5/99[1]
                                         ---------------------            to
                                                2002       2001      6/30/00

Class C Per-Share Data

Net asset value, beginning of period          $6.68       $12.36     $10.78
                                              -----        -----     ------

Income (loss) from investment operations:

 Net investment income (loss)                 (0.02)       (0.03)      0.01

  Net realized and unrealized
   gain (loss) on investments                 (1.02)       (3.29)      3.01
                                              -----        -----     ------

Total from investment operations              (1.04)       (3.32)      3.02
                                              -----        -----     ------

Less distributions:

  From net investment income                  (0.00)       (0.00)     (0.00)

  From capital gains                          (0.00)*      (2.36)     (1.44)
                                              -----        -----     ------

Total distributions                           (0.00)       (2.36)     (1.44)
                                              -----        -----     ------

Net asset value, end of period                $5.64       $ 6.68     $12.36
                                              =====        =====     ======

Class C Ratios/Supplemental Data

Total return                                   -15.56%     -29.56%    38.43%

Net assets, end of period (in millions)           $8           $3        $3

Ratio of expenses to average net assets         $2.55%       2.54%     2.50%[2]

Ratio of net investment loss to
  average net assets                            -0.69%      -0.32%    -0.73%[2]

Portfolio turnover rate                        120.90%     117.89%   112.68%[3]

*Not shown due to rounding.

[1]Commencement of operations of the class.

[2]Annualized.

[3]For the fiscal year ended June 30, 2000.

Waddell & Reed Advisors International Growth Fund, Inc.

For a Class Y share outstanding throughout each period:

                                              For the fiscal year
                                                 ended June 30,
                                       ------------------------------------
                                      2002    2001     2000     1999   1998

Class Y Per-Share Data

Net asset value,
 beginning of period               $6.79   $12.46   $ 9.97   $11.85  $10.62
                                   -----   ------   ------   ------  ------

Income (loss) from
 investment operations:

  Net investment income (loss)      0.04     0.09    (0.01)    0.09    0.10

  Net realized and unrealized
   gain (loss) on investments      (1.01)   (3.32)    3.98    (0.74)   3.00
                                   -----   ------   ------   ------  ------

Total from investment operations   (0.97)   (3.23)    3.97    (0.65)   3.10
                                   -----   ------   ------   ------  ------

Less distributions:

  From net investment income       (0.04)   (0.08)   (0.04)   (0.08)  (0.09)

  From capital gains               (0.00)*  (2.36)   (1.44)   (1.15)  (1.78)
                                   -----   ------   ------   ------  ------

Total distributions                (0.04)   (2.44)   (1.48)   (1.23)  (1.87)
                                   -----   ------   ------   ------  ------

Net asset value, end of period     $5.78   $ 6.79   $12.46   $ 9.97  $11.85
                                   =====   ======   ======   ======  ======

Class Y Ratios/Supplemental Data

Total return                       -14.28%  -28.51%   39.97%  -5.06%  34.71%

Net assets, end of
 period (in millions)                $15      $14      $20       $9      $9

Ratio of expenses to
 average net assets                 1.15%    1.10%    1.12%    0.99%   0.97%

Ratio of net investment
 income to average net assets       0.73%    1.05%    0.03%    0.85%   0.93%

Portfolio turnover rate           120.90%  117.89%  112.68%  149.45% 114.34%

*Not shown due to rounding.

Waddell & Reed Advisors New Concepts Fund, Inc.

For a Class A share outstanding throughout each period[1]:

                           For the  For the
                           fiscal   fiscal        For the fiscal year
                            year    period          ended March 31,
                           ended    ended     ----------------------------
                          6/30/02  6/30/01   2001      2000    1999   1998

Class A Per-Share Data

Net asset value,
 beginning of period       $8.73   $7.85   $15.07   $ 9.52    $9.24   $6.80
                           -----   -----   ------   ------    -----    -----

Income (loss) from
 investment operations:

  Net investment income
   (loss)                  (0.04)  (0.00)   (0.06)   (0.09)   (0.00)   0.01

  Net realized and
   unrealized gain (loss)
   on investments          (2.26)   0.88    (4.74)    6.96     1.54    3.29
                           -----   -----   ------   ------    -----    -----

Total from investment
 operations                (2.30)   0.88    (4.80)    6.87     1.54    3.30
                           -----   -----   ------   ------    -----    -----

Less distributions:

  From net investment
   income                  (0.00)  (0.00)   (0.00)   (0.00)   (0.01)  (0.01)

  From capital gains       (0.01)  (0.00)   (1.68)   (1.32)   (1.25)  (0.85)

  In excess of
   capital gains           (0.00)  (0.00)   (0.74)   (0.00)   (0.00)  (0.00)
                           -----   -----   ------   ------    -----    -----

Total distributions        (0.01)  (0.00)   (2.42)   (1.32)   (1.26)  (0.86)
                           -----   -----   ------   ------    -----    -----

Net asset value,
 end of period             $6.42   $8.73   $ 7.85   $15.07    $9.52    $9.24
                           =====   =====   ======   ======    =====    =====

Class A Ratios/Supplemental Data

Total return[2]
                          -26.34%  11.21%  -35.27%   74.61%   17.83%  51.44%

Net assets, end of
 period (in millions)      $965   $1,415   $1,275   $1,984     $972     $779

Ratio of expenses to
 average net assets         1.50%   1.44%[3] 1.36%    1.32%    1.29%   1.25%

Ratio of net investment
 income (loss) to average
 net assets                -0.61%  0.02%[3] -0.58%  -0.66%   -0.04%    0.06%

Portfolio turnover rate     57.51%  16.34%  89.35% 127.31%   48.95%   38.51%

[1]Per-share amounts have been adjusted retroactively to reflect the 100%
stock dividend effected June 26, 1998.

[2]Total return calculated without taking into account the sales load deducted on an initial purchase.

[3]Annualized.

Waddell & Reed Advisors New Concepts Fund, Inc.

For a Class B share outstanding throughout each period:

                                                                      For the
                                   For the    For the     For the    period
                                    fiscal     fiscal     fiscal      from
                                     year      period      year   10/4/99[1]
                                    ended      ended       ended     through
                                   6/30/02    6/30/01     3/31/01    3/31/00

Class B Per-Share Data

Net asset value,
 beginning of period               $8.52       $7.69      $14.98     $10.69
                                   -----       -----      ------     ------

Income (loss) from
 investment operations:

  Net investment income (loss)     (0.12)      (0.02)      (0.16)      0.01

  Net realized and unrealized
   gain (loss) on investments      (2.20)       0.85       (4.71)      5.60
                                   -----       -----      ------     ------

Total from investment operations   (2.32)       0.83       (4.87)      5.61
                                   -----       -----      ------     ------

Less distributions:

  From net investment income       (0.00)      (0.00)      (0.00)     (0.00)

  From capital gains               (0.01)      (0.00)      (1.68)     (1.32)

  In excess of capital gains       (0.00)      (0.00)      (0.74)     (0.00)
                                   -----       -----      ------     ------

Total distributions                (0.01)      (0.00)      (2.42)     (1.32)
                                   -----       -----      ------     ------

Net asset value, end of period     $6.19       $8.52      $ 7.69     $14.98
                                   =====       =====      ======     ======

Class B Ratios/Supplemental Data

Total return                      -27.22%      10.79%     -35.99%     54.60%

Net assets, end of
 period (in millions)               $34         $40          $35        $28

Ratio of expenses to
 average net assets                2.78%       2.67%[2]
                                                            2.51%     2.40%[2]

Ratio of net investment
 loss to average net assets       -1.90%      -1.21%[2]
                                                           -1.71%    -1.73%[2]

Portfolio turnover rate            57.51%      16.34%      89.35%   127.31%[2]

[1]Commencement of operations of the class.

[2]Annualized.

Waddell & Reed Advisors New Concepts Fund, Inc.

For a Class C share outstanding throughout each period:

                                                                     For the
                                   For the    For the     For the    period
                                    fiscal     fiscal     fiscal      from
                                     year      period      year   10/4/99[1]
                                    ended      ended       ended     through
                                   6/30/02    6/30/01     3/31/01    3/31/00

Class C Per-Share Data

Net asset value,
 beginning of period               $8.53       $7.70      $14.99     $10.69
                                   -----       -----      ------     ------

Income (loss) from
 investment operations:

  Net investment income (loss)     (0.10)      (0.02)      (0.16)      0.02

  Net realized and unrealized
   gain (loss) on investments      (2.22)       0.85       (4.71)      5.60
                                   -----       -----      ------     ------

Total from investment operations   (2.32)       0.83       (4.87)      5.62
                                   -----       -----      ------     ------

Less distributions:

 From net investment income        (0.00)      (0.00)      (0.00)     (0.00)

  From capital gains               (0.01)      (0.00)      (1.68)     (1.32)

  In excess of capital gains       (0.00)      (0.00)      (0.74)     (0.00)
                                   -----       -----      ------     ------

Total distributions                (0.01)      (0.00)      (2.42)     (1.32)
                                   -----       -----      ------     ------

Net asset value, end of period     $6.20       $8.53      $ 7.70     $14.99
                                   =====       =====      ======     ======

Class C Ratios/Supplemental Data

Total return                      -27.19%      10.78%     -35.96%     54.71%

Net assets, end of
 period (in millions)                 $7         $7           $6         $5

Ratio of expenses to
 average net assets                 2.72%       2.66%[2]    2.47%      2.30%[2]

Ratio of net investment
 loss to average net assets        -1.85%      -1.20%[2]   -1.67%     -1.62%[2]

Portfolio turnover rate             57.51%     16.34%      89.35%    127.31%[2]

[1]Commencement of operations of the class.

[2]Annualized.

Waddell & Reed Advisors New Concepts Fund, Inc.

For a Class Y share outstanding throughout each period[1]:

                           For the  For the
                           fiscal   fiscal       For the fiscal year
                            year    period          ended March 31,
                           ended    ended    -----------------------------
                          6/30/02  6/30/01   2001      2000    1999   1998

Class Y Per-Share Data

Net asset value,
 beginning of period       $8.82   $7.93   $15.14   $ 9.53    $9.25   $6.80
                           -----   -----   ------   ------    -----   -----

Income (loss) from
 investment operations:

  Net investment income
   (loss)                   0.01    0.00    (0.03)   (0.05)    0.03    0.03

  Net realized and
   unrealized gain (loss)
   on investments          (2.30)   0.89    (4.76)    6.98     1.54    3.30
                           -----   -----   ------   ------    -----   -----

Total from investment
 operations                (2.29)   0.89    (4.79)    6.93     1.57    3.33
                           -----   -----   ------   ------    -----   -----

Less distributions:

  From net investment
   income                  (0.01)  (0.00)   (0.00)   (0.00)   (0.04)  (0.03)

  From capital gains       (0.01)  (0.00)   (1.68)   (1.32)   (1.25)  (0.85)

  In excess of capital
   gains                   (0.00)  (0.00)   (0.74)   (0.00)   (0.00)  (0.00)
                           -----   -----   ------   ------    -----   -----

Total distributions        (0.02)  (0.00)   (2.42)   (1.32)   (1.29)  (0.88)
                           -----   -----   ------   ------    -----   -----

Net asset value,
 end of period             $6.51   $8.82   $ 7.93   $15.14    $9.53    $9.25
                           =====   =====   ======   ======    =====    =====

Class Y Ratios/Supplemental Data

Total return              -25.89%  11.22%  -35.01%   75.17%   18.29%  51.83%

Net assets, end of
 period (in millions)       $20      $32      $26     $22      $12      $11

Ratio of expenses to
 average net assets         1.05%   1.07%[2] 1.03%    1.02%    0.95%   0.96%

Ratio of net investment
 income (loss) to average
 net assets                -0.14%   0.39%[2] -0.21%  -0.36%    0.29%   0.35%

Portfolio turnover rate    57.51%  16.34%   89.35%  127.31%   48.95%  38.51%

[1]Per-share amounts have been adjusted retroactively to reflect the 100%
stock dividend effected June 26, 1998.

[2]Annualized.

Waddell & Reed Advisors Science and Technology Fund

For a Class A share outstanding throughout each period[1]:

                           For the  For the
                           fiscal   fiscal        For the fiscal year
                            year    period         ended December 31,
                           ended    ended     ---------------------------
                          6/30/02  6/30/01   2000      1999    1998   1997

Class A Per-Share Data

Net asset value,
beginning of period         $9.26  $10.90   $18.43   $ 9.91    $6.71    $7.78
                            -----   -----   ------   ------    -----    -----

Income (loss) from
 investment operations:

 Net investment income
   (loss)                   (0.03)   0.01     0.01    (0.09)   (0.03)   (0.01)

  Net realized and
   unrealized gain (loss)
   on investments           (1.76)  (1.64)   (2.37)   10.12     3.93     0.46
                            -----   -----   ------   ------    -----    -----

Total from investment
 operations                 (1.79)  (1.63)   (2.36)   10.03     3.90     0.45
                            -----   -----   ------   ------    -----    -----

Less distributions:

  From net investment
   income                   (0.01)  (0.01)   (0.00)   (0.00)   (0.00)   (0.00)

  From capital gains        (0.16)  (0.00)   (5.17)   (1.51)   (0.70)   (1.52)
                            -----   -----   ------   ------    -----    -----

Total distributions         (0.17)  (0.01)   (5.17)   (1.51)   (0.70)   (1.52)
                            -----   -----   ------   ------    -----    -----

Net asset value,
 end of period              $7.30  $ 9.26   $10.90   $18.43    $9.91    $6.71
                            =====   =====   ======   ======    =====    =====

Class A Ratios/Supplemental Data

Total return[2]
                           -19.74% -14.95%  -13.97%  102.93%   59.31%   7.22%

Net assets, end of
 period (in millions)      $1,912  $2,658   $3,224   $3,744   $1,668   $1,063

Ratio of expenses to
 average net assets          1.38%   1.32%[3] 1.21%    1.16%    1.05%   1.02%

Ratio of net investment
 income (loss) to average
 net assets                 -0.38%   0.28%[3] 0.04%   -0.79%   -0.37%  -0.18%

Portfolio turnover rate     70.44%  52.06%   80.14%   40.35%   55.70%  87.68%

[1]Per-share amounts have been adjusted retroactively to reflect the 200%
stock dividend effected June 26, 1998.

[2]Total return calculated without taking into account the sales load deducted on an initial purchase.

[3]Annualized.

Waddell & Reed Advisors Science and Technology Fund

For a Class B share outstanding throughout each period:

                                                                      For the
                                   For the    For the     For the    period
                                    fiscal     fiscal     fiscal      from
                                     year      period      year      10/4/99[1]
                                    ended      ended       ended     through
                                   6/30/02    6/30/01    12/31/00   12/31/99

Class B Per-Share Data

Net asset value,
 beginning of period               $9.00     $10.66       $18.37     $12.64
                                   -----     ------       ------     ------

Income (loss) from
 investment operations:

 Net investment loss               (0.13)     (0.04)       (0.13)     (0.04)

  Net realized and unrealized
   gain (loss) on investments      (1.71)     (1.62)       (2.41)      7.28
                                   -----     ------       ------     ------

Total from investment operations   (1.84)     (1.66)       (2.54)      7.24
                                   -----     ------       ------     ------

Less distributions:

  From net investment income       (0.00)     (0.00)       (0.00)     (0.00)

  From capital gains               (0.16)     (0.00)       (5.17)     (1.51)
                                   -----     ------       ------     ------

Total distributions                (0.16)     (0.00)       (5.17)     (1.51)
                                   -----     ------       ------     ------

Net asset value, end of period     $7.00     $ 9.00       $10.66     $18.37
                                   =====     ======       ======     ======

Class B Ratios/Supplemental Data

Total return                      -20.83%    -15.57%      -15.01%     58.62%

Net assets, end of
 period (in millions)                $49        $56          $57        $17

Ratio of expenses to
 average net assets                 2.83%      2.69%[2]     2.45%     2.64%[2]

Ratio of net investment
 loss to average net assets        -1.84%     -1.10%[2]    -1.00%    -2.35%[2]

Portfolio turnover rate            70.44%     52.06%       80.14%    40.35%[3]

[1]Commencement of operations of the class.

[2]Annualized.

[3]For the fiscal year ended December 31, 1999.

Waddell & Reed Advisors Science and Technology Fund

For a Class C share outstanding throughout each period:

                                                                    For the
                                   For the    For the     For the    period
                                    fiscal     fiscal     fiscal      from
                                     year      period      year     10/4/99[1]
                                    ended      ended       ended     through
                                   6/30/02    6/30/01    12/31/00   12/31/99

Class C Per-Share Data

Net asset value,
 beginning of period               $9.01     $10.67       $18.38     $12.64
                                   -----     ------       ------     ------

Income (loss) from
 investment operations:

 Net investment loss              (0.14)      (0.04)       (0.13)     (0.04)

 Net realized and unrealized
   gain (loss) on investments     (1.70)      (1.62)       (2.41)      7.29
                                  -----      ------       ------     ------

Total from investment operations  (1.84)      (1.66)       (2.54)      7.25
                                  -----      ------       ------     ------

Less distributions:
 From net investment income       (0.00)      (0.00)       (0.00)     (0.00)

  From capital gains              (0.16)      (0.00)       (5.17)     (1.51)
                                  -----      ------       ------     ------

Total distributions               (0.16)      (0.00)       (5.17)     (1.51)
                                  -----      ------       ------     ------

Net asset value, end of period    $7.01      $ 9.01       $10.67     $18.38
                                  =====      ======       ======     ======

Class C Ratios/Supplemental Data

Total return                     -20.80%     -15.56%      -15.01%    58.70%

Net assets, end of
 period (in millions)                $7         $9            $9        $3

Ratio of expenses to
 average net assets                2.80%       2.71%[2]     2.42%     2.42%[2]

Ratio of net investment
 loss to average net assets       -1.82%      -1.12%[2]    -1.00%    -2.19%[2]

Portfolio turnover rate           70.44%      52.06%       80.14%    40.35%[3]

[1]Commencement of operations of the class.

[2]Annualized.

[3]For the fiscal year ended December 31, 1999.

Waddell & Reed Advisors Science and Technology Fund

For a Class Y share outstanding throughout each period[1]:

                           For the  For the
                           fiscal   fiscal        For the fiscal year
                            year   period          ended December 31,
                           ended    ended     --------------------------
                          6/30/02  6/30/01   2000      1999    1998   1997

Class Y Per-Share Data

Net asset value,
 beginning of period       $9.44  $11.12   $18.65   $ 9.98    $6.74    $7.79
                           -----  ------   ------   ------    -----    -----

Income (loss) from
 investment operations:

 Net investment income
   (loss)                   0.05    0.01     0.02    (0.04)   (0.01)   (0.00)

  Net realized and
   unrealized gain (loss)
   on investments          (1.84)  (1.66)   (2.38)   10.22     3.95     0.47
                           -----  ------   ------   ------    -----    -----

Total from investment
 operations                (1.79)  (1.65)   (2.36)   10.18     3.94     0.47
                           -----  ------   ------   ------    -----    -----

Less distributions:

  From net investment
   income                  (0.02)  (0.03)   (0.00)   (0.00)   (0.00)   (0.00)

  From capital gains       (0.16)  (0.00)   (5.17)   (1.51)   (0.70)   (1.52)
                           -----  ------   ------   ------    -----    -----

Total distributions        (0.18)  (0.03)   (5.17)   (1.51)   (0.70)   (1.52)
                           -----  ------   ------   ------    -----    -----

Net asset value,
 end of period             $7.47  $ 9.44   $11.12   $18.65    $9.98    $6.74
                           =====  ======   ======   ======    =====    =====

Class Y Ratios/Supplemental Data

Total return              -19.32% -14.87%  -13.80%  103.72%   59.71%   7.43%

Net assets, end of
 period (in millions)        $15     $31      $27      $31       $6      $4

Ratio of expenses to
 average net assets         1.02%   1.00%[2] 0.98%    0.95%    0.79%   0.85%

Ratio of net investment
 income (loss) to average
 net assets                -0.01%   0.58%[2] 0.26%   -0.59%   -0.12%  -0.01%

Portfolio turnover rate    70.44%  52.06%   80.14%   40.35%   55.70%  87.68%

[1]Per-share amounts have been adjusted retroactively to reflect the 200%
stock dividend effected June 26, 1998.

[2]Annualized.

Waddell & Reed Advisors Small Cap Fund, Inc.

For a Class A share outstanding throughout each period:

                                                                      For the
                                               For the fiscal     period from
                                            year ended June 30,      10/4/99[1]
                                              ----------------           to
                                                2002       2001      6/30/00

Class A Per-Share Data

Net asset value, beginning of period         $12.14       $14.68     $10.00
                                             ------       ------     ------

Income (loss) from investment operations:

 Net investment income (loss)                  0.11)       0.05        0.09

  Net realized and unrealized
   gain (loss) on investments                 (1.86)       (1.84)      4.62
                                             ------       ------     ------

Total from investment operations              (1.97)       (1.79)      4.71
                                             ------       ------     ------

Less distributions:

  From net investment income                  (0.01)       (0.08)     (0.03)

  From capital gains                          (0.00)       (0.67)     (0.00)*

  In excess of capital gains                  (0.00)       (0.00)*    (0.00)
                                             ------       ------     ------

Total distributions                           (0.01)       (0.75)     (0.03)
                                             ------       ------     ------

Net asset value, end of period               $10.16       $12.14     $14.68
                                             ======       ======     ======

Class A Ratios/Supplemental Data

Total return[2]
                                              -16.25%     -12.08%     47.19%

Net assets, end of period (in millions)         $493         $371      $287

Ratio of expenses to average net assets         1.61%       1.59%      1.61%[3]

Ratio of net investment income (loss)
 to average net assets                         -0.63%       0.53%     1.22%[3]

Portfolio turnover rate                        27.05%      34.56%    36.81%

*Not shown due to rounding.

[1]Commencement of operations of the class.

[2]Total return calculated without taking into account the sales load deducted on an initial purchase.

[3]Annualized.

Waddell & Reed Advisors Small Cap Fund, Inc.

For a Class B share outstanding throughout each period:

                                                                     For the
                                             For the fiscal year   period from
                                               ended June 30,       10/4/99[1]
                                              -----------------         to
                                                2002       2001      6/30/00

Class B Per-Share Data

Net asset value, beginning of period           $12.01      $14.58     $10.00
                                               ------      ------     ------

Income (loss) from investment operations:

  Net investment income (loss)                  (0.17)      (0.05)      0.02

  Net realized and unrealized
   gain (loss) on investments                   (1.89)      (1.85)      4.58
                                               ------      ------     ------

Total from investment operations                (2.06)      (1.90)      4.60
                                               ------      ------     ------

Less distributions:

 From net investment income                     (0.00)      (0.00)     (0.02)

  From capital gains                            (0.00)      (0.67)     (0.00)*

  In excess capital gains                       (0.00)      (0.00)*    (0.00)
                                               ------      ------     ------

Total distributions                             (0.00)      (0.67)     (0.02)
                                               ------      ------     ------

Net asset value, end of period                 $ 9.95      $12.01     $14.58
                                               ======      ======     ======

Class B Ratios/Supplemental Data

Total return                                  -17.15%     -12.97%     46.07%

Net assets, end of period (in millions)          $56         $47        $32

Ratio of expenses to average net assets         2.67%       2.62%     2.72%[2]

Ratio of net investment income (loss)
 to average net assets                         -1.68%      -0.51%     0.08%[2]

Portfolio turnover rate                        27.05%      34.56%    36.81%

*Not shown due to rounding.

[1]Commencement of operations of the class.

[2]Annualized.

Waddell & Reed Advisors Small Cap Fund, Inc.

For a Class C share outstanding throughout each period:

                                                                   For the
                                              For the fiscal year  period from
                                                ended June 30,     10/4/99[1]
                                                ---------------        to
                                                2002       2001      6/30/00

Class C Per-Share Data

Net asset value, beginning of period           $12.05      $14.60     $10.00
                                               ------      ------     ------

Income (loss) from investment operations:

 Net investment income (loss)                   (0.17)      (0.04)      0.03

  Net realized and unrealized
   gain (loss) on investments                   (1.87)      (1.84)      4.59
                                               ------      ------     ------

Total from investment operations                (2.04)      (1.88)      4.62
                                               ------      ------     ------

Less distributions:

  From net investment income                    (0.00)      (0.00)     (0.02)

  From capital gains                            (0.00)      (0.67)     (0.00)*

  In excess of capital gains                    (0.00)      (0.00)*    (0.00)
                                               ------      ------     ------

Total distributions                             (0.00)      (0.67)     (0.02)
                                               ------      ------     ------

Net asset value, end of period                 $10.01      $12.05     $14.60
                                               ======      ======     ======

Class C Ratios/Supplemental Data

Total return                                  -16.93%     -12.82%     46.27%

Net assets, end of period (in millions)          $24         $14        $10

Ratio of expenses to average net assets         2.41%       2.49%     2.51%[2]

Ratio of net investment income (loss)
 to average net assets                         -1.45%      -0.38%     0.29%[2]

Portfolio turnover rate                        27.05%      34.56%    36.81%

*Not shown due to rounding.

[1]Commencement of operations of the class.

[2]Annualized.

Waddell & Reed Advisors Small Cap Fund, Inc.

For a Class Y share outstanding throughout each period:

                                                                     For the
                                              For the fiscal year   period from
                                                ended June 30,       10/4/99[1]
                                              ------------------        to
                                                2002       2001      6/30/00

Class Y Per-Share Data

Net asset value, beginning of period           $12.18      $14.71     $10.00
                                               ------      ------     ------

Income (loss) from investment operations:

 Net investment income (loss)                   (0.01)       0.04       0.14

  Net realized and unrealized
   gain (loss) on investments                   (1.91)      (1.76)      4.62
                                               ------      ------     ------

Total from investment operations                (1.92)      (1.72)      4.76
                                               ------      ------     ------

Less distributions:

  From net investment income                    (0.07)      (0.14)     (0.05)

  From capital gains                            (0.00)      (0.67)     (0.00)*

  In excess of capital gains                    (0.00)      (0.00)*    (0.00)
                                               ------      ------     ------

Total distributions                             (0.07)      (0.81)     (0.05)
                                               ------      ------     ------

Net asset value, end of period                 $10.19      $12.18     $14.71
                                               ======      ======     ======

Class Y Ratios/Supplemental Data

Total return                                  -15.83%     -11.57%     47.75%

Net assets, end of period (in millions)          $57         $64        $14

Ratio of expenses to average net assets         1.07%       1.08%     1.15%[2]

Ratio of net investment income (loss)
 to average net assets                         -0.07%       0.96%     1.68%[2]

Portfolio turnover rate                        27.05%      34.56%    36.81%

*Not shown due to rounding.

[1]Commencement of operations of the class.

[2]Annualized.

Waddell & Reed Advisors Vanguard Fund, Inc.

For a Class A share outstanding throughout each period:

                           For the  For the
                           fiscal   fiscal        For the fiscal year
                            year    period        ended September 30,
                           ended    ended       -------------------------
                          6/30/02  6/30/01   2000      1999    1998   1997

Class A Per-Share Data

Net asset value,
beginning of period         $8.46  $14.17   $10.11   $ 7.50    $9.11   $8.77
                            -----  ------   ------   ------    -----   -----

Income (loss) from
 investment operations:

  Net investment income
   (loss)                   (0.01)  (0.02)   (0.07)   (0.02)    0.01    0.07

  Net realized and
   unrealized gain (loss)
   on investments           (1.36)  (3.92)    5.00     2.75     0.19    1.69
                            -----  ------   ------   ------    -----   -----

Total from investment
 operations                 (1.37)  (3.94)    4.93     2.73     0.20    1.76
                            -----  ------   ------   ------    -----   -----

Less distributions:

 From net investment
   income                   (0.00)  (0.00)   (0.00)   (0.01)   (0.04)  (0.06)

  From capital gains        (0.02)  (1.51)   (0.87)   (0.11)   (1.77)  (1.36)

  In excess of capital
   gains                    (0.00)  (0.26)   (0.00)   (0.00)   (0.00)  (0.00)
                            -----  ------   ------   ------    -----   -----

Total distributions         (0.02)  (1.77)   (0.87)   (0.12)   (1.81)  (1.42)
                            -----  ------   ------   ------    -----   -----

Net asset value,
 end of period             $7.07   $ 8.46   $14.17   $10.11    $7.50   $9.11
                           =====   ======   ======   ======    =====   =====

Class A Ratios/Supplemental Data

Total return[1]
                          -16.25% -30.29%   50.91%   36.74%    3.76%  23.60%

Net assets, end of
 period (in millions)     $1,568   $2,034   $2,979  $1,924   $1,426  $1,478

Ratio of expenses to
 average net assets         1.21%   1.11%[2]  1.04%   1.13%    1.10%   1.09%

Ratio of net investment
 income (loss) to average
 net assets                -0.14%  -0.23%[2] -0.48%  -0.22%    0.13%   0.86%

Portfolio turnover rate    59.14% 100.57%    63.78%  83.67%   90.51% 139.14%

[1]Total return calculated without taking into account the sales load deducted on an initial purchase.

[2]Annualized.

Waddell & Reed Advisors Vanguard Fund, Inc.

For a Class B share outstanding throughout each period:

                                               For the     For the    For the
                                               fiscal     fiscal   period from
                                                year      period    10/4/99[1]
                                               ended       ended       to
                                              6/30/02     6/30/01    9/30/00

Class B Per-Share Data

Net asset value, beginning of period            $8.28      $14.01     $10.43
                                                -----      ------     ------

Income (loss) from investment operations:

 Net investment loss                            (0.10)      (0.08)     (0.03)

  Net realized and unrealized
   gain (loss) on investments                   (1.33)      (3.88)      4.48
                                                -----      ------     ------

Total from investment operations                (1.43)      (3.96)      4.45
                                                -----      ------     ------

Less distributions:

  From net investment income                    (0.00)      (0.00)     (0.00)

  From capital gains                            (0.02)      (1.51)     (0.87)

  In excess of capital gains                    (0.00)      (0.26)     (0.00)
                                                -----      ------     ------

Total distributions                             (0.02)      (1.77)     (0.87)
                                                -----      ------     ------

Net asset value, end of period                  $6.83      $ 8.28     $14.01
                                                =====      ======     ======

Class B Ratios/Supplemental Data

Total return                                   -17.33%     -30.84%     44.64%

Net assets, end of period (in millions)           $36         $42        $42

Ratio of expenses to average net assets          2.51%       2.29%[2]   2.14%[2]

Ratio of net investment loss to
 average net assets                             -1.43%     -1.39%[2]    1.49%[2]

Portfolio turnover rate                         59.14%    100.57%      63.78%[3]

[1]Commencement of operations of the class.

[2]Annualized.

[3]For the fiscal year ended September 30, 2000.

Waddell & Reed Advisors Vanguard Fund, Inc.

For a Class C share outstanding throughout each period:

                                              For the     For the    For the
                                               fiscal     fiscal period from
                                                year      period  10/4/99[1]
                                               ended       ended       to
                                              6/30/02     6/30/01    9/30/00

Class C Per-Share Data

Net asset value, beginning of period            $8.27      $14.01     $10.43
                                                -----      ------     ------

Income (loss) from investment operations:

  Net investment loss                           (0.08)      (0.09)     (0.03)

  Net realized and unrealized
   gain (loss) on investments                   (1.34)      (3.88)      4.48
                                                -----      ------     ------

Total from investment operations                (1.42)      (3.97)      4.45
                                                -----      ------     ------

Less distributions:

  From net investment income                    (0.00)      (0.00)     (0.00)

  From capital gains                            (0.02)      (1.51)     (0.87)

  In excess of capital gains                    (0.00)      (0.26)     (0.00)
                                                -----      ------     ------

Total distributions                             (0.02)      (1.77)     (0.87)
                                                -----      ------     ------

Net asset value, end of period                  $6.83      $ 8.27     $14.01
                                                =====      ======     ======

Class C Ratios/Supplemental Data

Total return                                   -17.23%    -30.92%     44.64%

Net assets, end of period (in millions)            $8         $7         $8

Ratio of expenses to average net assets          2.50%      2.29%[2]  2.14%[2]

Ratio of net investment loss to
 average net assets                             -1.43%     -1.39%[2] -1.49%[2]

Portfolio turnover rate                         59.14%    100.57%    63.78%[3]

[1]Commencement of operations of the class.

[2]Annualized.

[3]For the fiscal year ended September 30, 2000.

Waddell & Reed Advisors Vanguard Fund, Inc.

For a Class Y share outstanding throughout each period:

                           For the  For the
                           fiscal   fiscal        For the fiscal year
                            year    period        ended September 30,
                           ended    ended      ---------------------------
                          6/30/02  6/30/01   2000      1999    1998   1997

Class Y Per-Share Data

Net asset value,
 beginning of period       $8.52  $14.23   $10.13   $ 7.52    $9.12   $8.78
                           -----  ------   ------   ------    -----   -----

Income (loss) from
 investment operations:

  Net investment income
   (loss)                   0.01   (0.01)   (0.05)   (0.00)    0.03    0.09

  Net realized and
   unrealized gain (loss)
   on investments          (1.36)  (3.93)    5.02     2.75     0.19    1.69
                           -----  ------   ------   ------    -----   -----

Total from investment
 operations                (1.35)  (3.94)    4.97     2.75     0.22    1.78
                           -----  ------   ------   ------    -----   -----

Less distributions:

  From net investment
   income                  (0.00)  (0.00)   (0.00)   (0.03)   (0.05)  (0.08)

  From capital gains       (0.02)  (1.51)   (0.87)   (0.11)   (1.77)  (1.36)

  In excess of capital
   gains                   (0.00)  (0.26)   (0.00)   (0.00)   (0.00)  (0.00)
                           -----  ------   ------   ------    -----   -----

Total distributions        (0.02)  (1.77)   (0.87)   (0.14)   (1.82)  (1.44)
                           -----  ------   ------   ------    -----   -----

Net asset value,
 end of period             $7.15  $ 8.52   $14.23   $10.13    $7.52   $9.12
                           =====  ======   ======   ======    =====   =====

Class Y Ratios/Supplemental Data

Total return              -15.90% -30.15%   51.21%   36.94%    4.02%  23.87%

Net assets, end of
 period (in millions)       $13      $15      $20     $12       $5       $5

Ratio of expenses to
 average net assets         0.87%   0.84%[1] 0.82%    0.90%    0.91%   0.90%

Ratio of net investment
 income (loss) to average
 net assets                 0.21%   0.04%[1] -0.26%   -0.02%   0.33%   1.05%

Portfolio turnover rate    59.14% 100.57%    63.78%   83.67%  90.51% 139.14%

[1]Annualized.

This space is intended for your notes and calculations.

This space is intended for your notes and calculations.

Waddell & Reed Advisors Funds

Custodian
UMB Bank, n.a.
928 Grand Boulevard
Kansas City, Missouri 64106

Legal Counsel
Kirkpatrick & Lockhart LLP
1800 Massachusetts Avenue, N. W.
Washington, D. C. 20036

Independent Auditors
Deloitte & Touche LLP
1010 Grand Boulevard
Kansas City, Missouri
64106-2232

Investment Manager
Waddell & Reed Investment
Management Company
6300 Lamar Avenue
P. O. Box 29217
Shawnee Mission, Kansas
66201-9217
913-236-2000
888-WADDELL

Underwriter
Waddell & Reed, Inc.
6300 Lamar Avenue
P. O. Box 29217
Shawnee Mission, Kansas
66201-9217
913-236-2000
888-WADDELL

Shareholder Servicing Agent
Waddell & Reed
Services Company
6300 Lamar Avenue
P. O. Box 29217
Shawnee Mission, Kansas
66201-9217
913-236-2000
888-WADDELL

Accounting Services Agent
Waddell & Reed
Services Company
6300 Lamar Avenue
P. O. Box 29217
Shawnee Mission, Kansas
66201-9217
913-236-2000
888-WADDELL

Waddell & Reed Advisors Funds

You can get more information about each Fund in its--

*   Statement of Additional Information (SAI), which contains detailed information about a Fund, particularly the investment policies and practices. You may not be aware of important information about a Fund unless you read both the Prospectus and the SAI. The current SAI is on file with the Securities and Exchange Commission (SEC) and it is incorporated into this Prospectus by reference (that is, the SAI is legally part of the Prospectus).

*   Annual and Semiannual Reports to Shareholders, which detail a Fund's actual investments and include financial statements as of the close of the particular annual or semiannual period. The annual report also contains a discussion of the market conditions and investment strategies that significantly affected a Fund's performance during the year covered by the report.

To request a copy of the Fund's current SAI or copies of its most recent
Annual and Semiannual reports, without charge, or for other inquiries, contact the Fund or Waddell & Reed, Inc. at the address and telephone number below. Copies of the SAI, Annual and/or Semiannual reports may also be requested via e-mail at request@waddell.com.

Information about the Funds (including the current SAI and most recent Annual and Semiannual Reports) is available from the SEC's web site at
http://www.sec.gov and may also be obtained, after paying a duplicating fee, by electronic request at publicinfo@sec.gov or from the SEC's Public
Reference Room in Washington, D.C. You can find out about the operation of the Public Reference Room and applicable copying charges by calling
202-942-8090.

The Funds' SEC file numbers are as follows:
 Waddell & Reed Advisors Funds, Inc. Accumulative Fund: 811-2552
 Waddell & Reed Advisors International Growth Fund, Inc.: 811-2004
 Waddell & Reed Advisors New Concepts Fund, Inc.: 811-3695
 Waddell & Reed Advisors Funds, Inc. Science and Technology Fund: 811-2552
 Waddell & Reed Advisors Small Cap Fund, Inc.: 811-09435
 Waddell & Reed Advisors Vanguard Fund, Inc.: 811-1806

Waddell & Reed, Inc.
6300 Lamar Avenue, P. O. Box 29217
Shawnee Mission, Kansas 66201-9217
913-236-2000
888-WADDELL

NUP2200(10-02)